(Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

                           Filed by the Registrant |x|
                 Filed by a Party other than the Registrant |_|


Check the appropriate box:
|_| Preliminary Proxy Statement
|_| Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))
|x| Definitive Proxy Statement
|_| Definitive Additional Materials
|_| Soliciting Material Under Rule 14a-12


                                  LUMENIS LTD.
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

      |x| No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
      (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0--11 (set forth the amount on which the filing fee is calculated and state how it was determined.):

--------------------------------------------------------------------------------
      (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
      (5) Total fee paid:

--------------------------------------------------------------------------------
      |_| Fee paid previously with preliminary materials.

--------------------------------------------------------------------------------
      |_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

--------------------------------------------------------------------------------
      (1) Amount Previously Paid:

--------------------------------------------------------------------------------
      (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------
      (3) Filing Party:

--------------------------------------------------------------------------------
      (4) Date Filed:

--------------------------------------------------------------------------------

                                  LUMENIS LTD.
                             Yokneam Industrial Park
                              Yokneam, Israel 20692

                                                                  April 30, 2003

Dear Shareholder:

      You are cordially invited to attend the 2003 Annual General Meeting of shareholders of Lumenis Ltd. ("Lumenis" or the "Company") on May 27, 2003, beginning at 9:00 a.m., local time, at 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1089. We look forward to greeting as many of you as can attend the Annual General Meeting.

      Holders of the Company's ordinary shares are being asked to vote on the matters listed in the enclosed Notice of Annual General Meeting of shareholders. Your Board of Directors recommends a vote "FOR" all of the matters set forth in the notice.

      Whether or not you plan to attend the Annual General Meeting, it is important that your ordinary shares be represented and voted at the Annual General Meeting. Accordingly, after reading the enclosed Notice of Annual General Meeting and accompanying Proxy Statement, please sign, date and mail the enclosed proxy card in the envelope provided. Shareholders of record can also vote their shares by using the Internet. Instructions for using this convenient service are set forth on the enclosed proxy card.


Very truly yours,
Prof. Jacob A. Frenkel
Chairman of the Board of Directors

                                  LUMENIS LTD.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Lumenis Ltd.:

The Annual General Meeting of shareholders of Lumenis Ltd. ("Lumenis" or the "Company") will be held at 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1089, on May 27, 2003 at 9:00 a.m., local time, for the following purposes:

1. To elect the directors of the Company to serve until the next Annual Meeting ("Proposal 1")

2. To elect outside directors for the Company to serve until fiscal year 2006 ("Proposal 2")

3. To appoint the firm of Brightman Almagor & Co., a member firm of Deloitte Touche Tohmatsu ("Brightman"), as the Company's independent auditors for fiscal year 2003 ("Proposal 3")

4. To approve the compensation of the Company's directors for serving on the Board of Directors ("Proposal 4")

5. To approve a directors' and officers' liability insurance arrangement for fiscal year 2003 ("Proposal 5")

6. To permit a majority of the option grants under the Israel 2003 Option Plan to be made to officers and directors and to ratify and approve the Plan for the purpose of its operation in that manner ("Proposal 6")

7. To approve the arrangement between the Company and Dr. Darrell Rigel, a director of the Company ("Proposal 7")


8. To approve an extension of the post-termination exercise period for options granted to directors under the Company's 1999 Share Option Plan and to approve an amendment to the Plan for this purpose ("Proposal 8")

9. To approve the employment terms and compensation of Avner Raz as Chief Executive Officer of the Company ("Proposal 9")

10. To act upon such other matters as may properly come before the meeting or any adjournment or adjournments thereof.


            Only shareholders of record at the close of business on April 24, 2003 are entitled to notice of, and to vote at, the meeting.

            WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING AND REGARDLESS OF THE NUMBER OF ORDINARY SHARES YOU OWN, YOU ARE REQUESTED TO VOTE BY FILLING IN, DATING AND SIGNING THE ENCLOSED PROXY AND MAILING IT PROMPTLY IN THE ACCOMPANYING ENVELOPE, OR BY FOLLOWING THE INSTRUCTIONS ON THE ENCLOSED PROXY TO VOTE YOUR PROXY BY INTERNET. THE PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY.

            If you are present at the Annual General Meeting and desire to vote in person, you may revoke your appointment of proxy at the meeting so that you may vote your shares personally.

By Order of the Board of Directors,
Stephen B. Kaplitt
Executive Vice President, General Counsel and Secretary
Yokneam, Israel, April 30, 2003

                                  LUMENIS LTD.
                             Yokneam Industrial Park
                              Yokneam, Israel 20692

                                 PROXY STATEMENT


                                Table of Contents

GENERAL INFORMATION........................................................    1

   The Proxy...............................................................    1
   Shareholders Entitled to Vote...........................................    1
   Quorum; Required Vote...................................................    1
   Proxy Solicitation......................................................    2
   Shareholder Duties......................................................    2

PROPOSAL 1 - ELECTION OF DIRECTORS.........................................    3

   Nominees................................................................    3

PROPOSAL 2 - ELECTION OF OUTSIDE DIRECTORS UNDER THE COMPANIES LAW.........    5

PROPOSAL 3 - APPOINTMENT OF BRIGHTMAN ALMAGOR & CO.  AS THE COMPANY'S
     INDEPENDENT AUDITORS FOR FISCAL YEAR 2003.............................    6

   Audit Committee Report..................................................    7

PROPOSAL 4 - APPROVAL OF DIRECTORS' COMPENSATION...........................    8

PROPOSAL 5 - APPROVAL OF A DIRECTORS' AND OFFICERS' LIABILITY INSURANCE
     ARRANGEMENT...........................................................    9

PROPOSAL 6 - APPROVAL OF A MAJORITY OF THE OPTION GRANTS UNDER THE 2003
     ISRAEL OPTION PLAN TO BE MADE TO OFFICERS AND DIRECTORS AND
     RATIFICATION AND APPROVAL OF THE PLAN FOR THE PURPOSE OF ITS
     OPERATION IN THIS MANNER..............................................    9

PROPOSAL 7 - APPROVAL OF THE ARRANGEMENT BETWEEN THE COMPANY AND DR.
     DARRELL RIGEL.........................................................   15

PROPOSAL 8 - APPROVAL OF EXTENSION OF THE POST-TERMINATION EXERCISE
     PERIOD FOR OPTIONS GRANTED UNDER THE 1999 SHARE OPTION PLAN
     TO DIRECTORS..........................................................   15

   Background..............................................................   16
   General Terms and Conditions of the Plan................................   17
   Terms of the Options....................................................   17
   Certain Israeli Tax Effects.............................................   18
   Certain U.S. Federal Income Tax Effects.................................   18
   Nonqualified Stock Options..............................................   18
   Incentive Stock Options.................................................   18
   Exercise by Delivery of Shares..........................................   19
   Transferred Options: Estate and Gift Taxes..............................   20

PROPOSAL 9 - APPROVAL OF THE EMPLOYMENT TERMS AND COMPENSATION OF AVNER
     RAZ AS CHIEF EXECUTIVE OFFICER OF THE COMPANY.........................   20

INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES.........   21

   Committees of the Board of Directors....................................   21
   Executive Committee.....................................................   21
   Audit Committee.........................................................   22
   Compensation Committee..................................................   22
   Fiduciary Duties of Office Holders......................................   22
   Disclosure of Personal Interests of an Office Holder....................   23
   Disclosure of Personal Interests of Controlling Shareholders............   23

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............   23

   Section 16(A) Beneficial Ownership Reporting Compliance.................   25

EXECUTIVE COMPENSATION.....................................................   25

   Option/SAR Grants in Last Fiscal Year...................................   26
   Aggregated Option Exercises in Last Fiscal Year and Fiscal
   Year-End Option Values..................................................   27
   Director's Compensation.................................................   28
   Employment Agreements, Termination Provisions and Change in
   Control Provisions......................................................   28
   Compensation Committee Interlocks and Insider Participation in
   Compensation Decisions..................................................   31

EQUITY COMPENSATION PLAN INFORMATION.......................................   31

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION........................   31

   General Compensation Policy.............................................   31
   Factors.................................................................   32
   Base Salaries...........................................................   32
   Annual Incentive Compensation Awards....................................   32
   Other Incentive Compensation Awards.....................................   32
   Certain Agreements......................................................   33
   Compensation of Chief Executive Officer.................................   33
   Deductibility of Compensation...........................................   33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS.............................   34

PERFORMANCE GRAPH..........................................................   35

PROPOSALS OF SHAREHOLDERS..................................................   36

OTHER BUSINESS.............................................................   36

ADDITIONAL INFORMATION.....................................................   36

Exhibit A - Israel 2003 Share Option Plan
Exhibit B - 1999 Share Option Plan, as proposed to be amended

                                  LUMENIS LTD.

                     ANNUAL GENERAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION


      This Proxy Statement is being furnished to holders of ordinary shares, par value NIS 0.10 ("Ordinary Shares"), of Lumenis Ltd., an Israeli corporation ("Lumenis" or the "Company"), in connection with the solicitation of proxies by the Board of Directors of the Company (the "Board") for use at the Annual General Meeting of shareholders of the Company to be held on May 27, 2003, at 9:00, local time, at 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1089, and at any adjournment or adjournments thereof (the "Annual Meeting"). This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about April 30, 2003. There were approximately 36,942,439 Ordinary Shares outstanding at the close of business on April 24, 2003, the record date for the Annual Meeting, with each share entitled to one vote per share on each matter submitted to shareholders for consideration at the Annual Meeting.


      The Proxy

      Mr. Arie Genger, Vice Chairman and Chief Executive Officer of the Company, and Stephen B. Kaplitt, Executive Vice President, General Counsel and Secretary of the Company, have been nominated as proxies by the Board of Directors of the Company with respect to the matters to be voted upon at the Annual Meeting.

      All Ordinary Shares represented by properly executed proxies received prior to or at the Annual Meeting and not revoked prior to the Annual Meeting in accordance with the procedure therefor will be voted as specified in the instructions indicated in such proxies. If no instructions are indicated, such proxies will be voted in accordance with the recommendations of the Board of Directors contained in this Proxy Statement and, in the discretion of the persons named in the proxy, on such other matters as may properly come before the Annual Meeting.

      A shareholder may revoke his, her or its proxy by delivering to the Company, subsequent to receipt of the Company of his, her, or its proxy a written notice canceling the proxy or appointing a different proxy. A Shareholder's proxy will also be revoked upon receipt by the Chairman of the Annual Meeting of written notice from such shareholder of the revocation of his, her or its proxy or by voting in person at the Annual Meeting.

      Shareholders Entitled to Vote

      Pursuant to the Israeli Companies Law, 1999 - 5759 (the "Companies Law"), each shareholder of record in an Israeli public company, including a company whose shares are traded on an exchange located outside of Israel, is entitled to receive prior notice of a General Meeting at least twenty one days before the date of the meeting unless the company's articles of association provide that such notice need not be sent. The Company has set the close of business on April 24, 2003 as the record date for shareholders entitled to notice of, and to vote at, the Annual Meeting (the "Record Date").

      Quorum; Required Vote

      The Company's Articles of Association provide that the presence in person or by proxy of two or more persons holding at least thirty- three and one-third percent of the issued and outstanding Ordinary Shares of the Company is necessary to constitute a quorum and is necessary to hold the Annual Meeting. A meeting adjourned for lack of a quorum is generally adjourned to the same day in the following week at the same time and place or any time and place as the Chairman of the meeting may determine with the consent of the holders of a majority of the voting power represented at the meeting and voting on the question of adjournment. At such reconvened meeting, the required quorum consists of any two or more shareholders present in person or by proxy.


      The affirmative vote of a majority of the Ordinary Shares present and voting on the proposal at the Annual Meeting in person or by proxy is required to approve each of the proposals specified in this Proxy Statement (Proposals 1
- 9). There are additional requirements for approval of Proposal 2 as described in that Proposal.


      On each matter submitted to shareholders for consideration at the Annual Meeting, only Ordinary Shares that are voted on such matter will be counted towards determining whether such matter is approved by shareholders. Ordinary Shares present at the Annual Meeting that are not voted on a particular matter or Ordinary Shares present by proxy where the shareholder properly withheld authority to vote on such matter (including broker non-votes) will not be counted in determining whether such matter is approved by shareholders. Shareholders will not be allowed to cumulate their votes in the election of directors.


      A broker non-vote occurs when a nominee holding Ordinary Shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions from the beneficial owner. On all matters considered at the Annual Meeting, abstentions and broker non-votes will be treated as neither a vote "for" nor "against" the matter, although they will be counted as present in determining if a quorum is present.


      The shareholders of the Company are not entitled to rights of appraisal or similar dissenters rights with respect to any matter to be acted upon at the Annual Meeting.

      Proxy Solicitation

      The Company will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers and employees of the Company may solicit proxies from shareholders by telephone, telegram, electronic mail, personal interview or otherwise. Such directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with such solicitation. Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Ordinary Shares held of record by them, and such custodians will be reimbursed for their reasonable expenses. The Company has retained MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of proxies for a fee of approximately $4,000 plus reimbursement of certain out-of-pocket expenses.

      Shareholder Duties

      Under the Companies Law, a shareholder of a company has a general duty to act in good faith towards the company and towards the company's other shareholders and to refrain from abusing his, her or its power in the company. This duty extends also to voting in the general meeting of shareholders on the following matters: any amendment to the articles of association; an increase of the Company's authorized share capital; a merger; and approval of some of the acts and transactions which require shareholder approval under the Companies Law. In addition, a shareholder has the general duty to refrain from depriving other shareholders of their rights. Furthermore, any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder that is empowered by the articles of association to appoint an office holder in the Company, is under a duty to act in fairness towards the Company. The Companies Law does not describe the substance of these duties.

PROPOSAL 1 - ELECTION OF DIRECTORS


      The Board of Directors currently consists of ten members, five of whom are also nominees for election at the Annual Meeting. Except for the Outside Directors, each Director serves until the next Annual Meeting following that Annual Meeting at which such Director was elected, or until his/her earlier resignation or removal pursuant to a resolution of the holders of a majority of the voting power represented at a General Meeting in person or by proxy. The aforesaid majority shall be entitled to elect Directors in place of Directors so removed or to fill any vacancy, however created, on the Board.


      The Board of Directors of the Company may at any time and from time to time appoint any other person as a Director, whether to fill a vacancy on the Board or as an additional member to serve along with the existing Directors. Any Director so appointed shall hold office until the first Annual Meeting convened after such appointment and may be reelected by the shareholders.

      Under the Companies Law, Israeli public companies, including a company whose shares are traded on an exchange located outside of Israel, are required to appoint two individuals to serve as Outside Directors on its Board of Directors. At all times at least two of the Company's directors who served as independent directors under the qualification requirements of the Nasdaq National Market could also qualify as Outside Directors. For additional information regarding Outside Directors, and the criteria pursuant to which a member of the board will be considered as an Outside Director, see "Proposal 2 - Election of Outside Directors" below. Outside Directors that were in office in 2002 have been granted Company stock options (see "Security Ownership of Certain Beneficial Owners and Management" and "Executive Compensation - Director's Compensation").


      The Board of Directors has nominated for election the following persons to serve as directors of the Company until the next Annual Meeting: Prof. Jacob A. Frenkel, who serves as the Chairman of the Board; Mr. Arie Genger, who serves as Vice Chairman of the Board and (until June 20, 2003) as Chief Executive Officer; Mr. Avner Raz, who will become Chief Executive Officer of the Company effective as of June 20, 2003; Dr. Darrell S. Rigel; Mr. Sash A. Spencer; and Mr. Robert
A. Mintz. All of the above named nominees except Mr. Robert A. Mintz are currently members of the Board of Directors. In addition, the Board of Directors has nominated two persons for election as Outside Directors, as described in Proposal 2 below.


      Each of the above named nominees has consented to being named in this Proxy Statement and will serve as a director if elected. If, however, at the time of the Annual Meeting any of the above named nominees should be unable or decline to serve, the persons named as proxies herein will vote for such substitute nominee or nominees as the Board of Directors may choose to recommend, or will vote to allow the vacancy created thereby to remain open until filled by the Board of Directors, as decided by the Board of Directors.

      Nominees

Nominee                       Business Experience

Professor Jacob A. Frenkel    Prof. Frenkel, age 60, joined the Board of
                              Directors of the Company on January 25, 2000, and was elected Chairman of the Board. Professor
                              Frenkel is the Chairman of Merrill Lynch
                              International Inc. and Chairman of Merrill Lynch's
                              Sovereign Advisory Group and Global Financial
                              Institutions Group. He is also the Chairman and CEO of the Group of Thirty (G-30). Previously, he served as Governor of the Bank of Israel from 1991 through 2000. During his tenure as Governor, he led the liberalization of the Israeli financial system, removed foreign

Nominee                       Business Experience

                              exchange controls, and reduced Israel's inflation rate to a level prevailing in the major industrial countries. Prior to becoming the Governor of the Bank of Israel, he served from 1987 through 1991 as the Economic Counselor and Director of Research at the International Monetary Fund, and also held the David Rockefeller Chair of International Economics at the University of Chicago, where he served on the faculty from 1973 to 1987. In 1994, he was named the Weisfeld Professor of Economics of Peace and International Relations at Tel Aviv University.


Arie Genger                   Mr. Genger, age 57, joined the Board of Directors
                              of the Company on July 16, 2001 and was elected
                              Vice Chairman of the Board. From January 2003 to
                              June 2003 Mr. Genger is appointed Chief Executive
                              Officer of the Company. In 1985, Mr. Genger founded Trans-Resources Inc. ("TRI"), of which he has been Chairman of the Board of Directors and Chief Executive Officer since 1986. TRI is a privately owned specialty chemical company. Mr.
                              Genger is the father of Sagi Genger, the Company's
                              Chief Operating Officer.

Avner Raz                     Mr. Raz, age 59, joined the Board of Directors of
                              the Company on April 28, 2003, and has been appointed Chief Executive Officer of the Company effective as of June 20, 2003. He has been President and Chief Executive Officer of Elisra
                              Electronic Systems Ltd. since 1994. Mr. Raz has a
                              B.S. degree in Electronic Engineering from the Technion, Israel Institute of Technology and an
                              M.S. degree in Engineering Systems and Economics from Stanford University.


Dr. Darrell S. Rigel          Dr. Rigel, age 52, joined the Board of Directors
                              of the Company on June 23, 1999. He has been a faculty member at New York University Medical
                              School ("NYU") since 1979, is currently a physician and Clinical Professor of Dermatology at NYU, and is also an Adjunct Professor of Dermatology at Mt. Sinai School of Medicine in New
                              York City. Dr. Rigel is a former president of the American Academy of Dermatology. In 1996,
                              Professor Rigel founded and assumed the Presidency of Interactive Horizons, Inc., a privately held company in the interactive computer systems industry. Dr. Rigel graduated from Massachusetts
                              Institute of Technology with a BS and an MS in Management Information Sciences and received his MD from the George Washington University School of
                              Medicine.

Sash A. Spencer               Mr. Spencer, age 71, joined the Board of Directors
                              of the Company on June 23, 1999. He is the founder, Chief Executive Officer and principal owner of Holding Capital Group, LLC, a private
                              LBO, MBO, venture capital and investment firm founded by Mr. Spencer in 1976. Mr. Spencer also serves as a member of the board of directors of TRI.


Robert A. Mintz               Mr. Mintz, age 51, serves as the General Manager
                              of Carr-Gottstein Properties, a real estate company engaged, among other things, in asset acquisitions and sales, secured and unsecured borrowing, financial and management accounting and leasing supervision. Between 1973-1977

Nominee                       Business Experience


                              Mr. Mintz was an attorney at Burr, Pease & Kurtz, handling appellate civil cases in areas including contract, anti-trust and tort. Mr. Mintz holds an MBA from Stanford Graduate School of Business.

      Carr-Gottstein Properties, of which Mr. Mintz is General Manager, is an affiliate of Mr. Barnard Gottstein, who beneficially owns 6.2% of the Ordinary Shares (see "Security Ownership of Certain Beneficial Owners and Management"). Mr. Mintz was initially proposed as a nominee by Mr. Gottstein, as disclosed in a Schedule 13D Amendment filed by Mr. Gottstein on April 18, 2003, and was subsequently nominated by the Board of Directors for election as a director.


      In March 2002, Cedar Chemical Corporation and Vicksburg Chemical Company, related privately held corporations, which were indirectly majority owned by Mr. Arie Genger, filed voluntary petitions for reorganization in the U.S. Bankruptcy Court for the Southern District of New York (Case Nos. 02-11039 and 02-11040
(SMB)).

      The affirmative vote of the holders of a majority of the Ordinary Shares present and voting on the proposal at the Annual Meeting in person or by proxy is necessary to elect each of above named nominees as directors.

      The Board of Directors recommends a vote FOR the proposal to elect each of the above named nominees as directors.

PROPOSAL 2 - ELECTION OF OUTSIDE DIRECTORS UNDER THE COMPANIES LAW

      Under the Companies Law, the Company is required to have two directors who meet the independence and other criteria established by that law. An "Outside Director" is defined under the Companies Law as an individual who at the time of, and two years prior to, appointment (and his or her relatives, partners, employers or corporate entities controlled by such person), had and continues to have no potential conflict of interest with the Company. Outside Directors are required to serve on the Company's audit committee formed under the Companies Law, whose approval is required to effect specified actions and transactions with office holders and others. The Company's audit committee may not approve such actions or transactions unless at the time of approval the two Outside Directors are serving as members thereof and at least one of them is present at the audit committee meeting at which the approval is granted. For additional information regarding the audit committee, see "Information Concerning the Board of Directors and Board Committees - Audit Committee" below.

      Each Outside Director serves for a three-year term that may be extended for one additional three-year term or until his or her term of office has been terminated in accordance with the Companies Law. Moreover, the Companies Law requires that where all members of the board of directors of a public company are of one gender, at least one Outside Director be of the other gender.

      The names of the nominees for the positions of Outside Directors of the Company are as follows:

Nominee                          Business Experience


Prof. Boleslaw Goldman           Prof. Goldman, age 65, has an M.D. degree from
                                 the Medical School, Hebrew University,
                                 Jerusalem and did further studies at the Post-Graduate Medical School, Tel Aviv
                                 University in Genetics and Endocrinology, and at

Nominee                          Business Experience


                                 Worcester Foundation for Experimental Biology, Shrewsbury, USA. Prof. Goldman serves, since 1990, as the Director of The Chaim Sheba Medical Center, Tel Hashomer, and, since 1997, as the Chairman of the National Helsinki Committee for Human Genetic Research.

Mrs. Leslie Eichner              Mrs. Eichner, age 54, serves as the President
                                 of the Manhattan Club, which is the largest urban timeshare development in the world.
                                 Previously, Mrs. Eichner served as President of Alexsey Consulting, a firm specializing in consulting to senior management, as well as President of the Alley Corporation, which is a real estate management firm. Mrs. Eichner also previously served as Vice President of Chase
                                 Manhattan Bank, and was responsible for senior human resources.

      The Shareholders are being asked to appoint the Outside Director nominees listed above for a three-year term as provided by the Companies Law (and until the 2006 Annual General Meeting). Election of Outside Directors requires the vote of the holders of a majority of the Ordinary Shares present and voting on the proposal at the Annual Meeting in person or by proxy, provided that either:
(i) such majority vote includes at least one-third of the votes of shareholders which are not Controlling Shareholders or their representatives, and are present in person or by proxy at the meeting; or (ii) the total number of shares voted against the election of an Outside Director by the shareholders which are not Controlling Shareholders or their representatives, does not represent more than one percent of the aggregate voting rights in the company.


      The term "Controlling Shareholder" includes any person having the ability to direct the activity of a company, other than an ability that solely derives from his or her position as an officer or director in such company. The Companies Law includes a presumption under which a person who holds 50% or more of the voting power in a company, or 50% or more of the power to elect such company's directors or Chief Executive Officer, controls such company. In addition, for purposes of approving certain transactions, the definition of a Controlling Shareholder includes a shareholder (or two or more shareholders who have a personal interest in the transaction) that holds 25% or more of the voting rights in a public company if no other shareholder owns more than 50% of the voting rights in the company.

      The Board of Directors recommends a vote FOR the proposal to elect each of the above-named nominees as Outside Directors.

PROPOSAL 3 - APPOINTMENT OF BRIGHTMAN ALMAGOR & CO. AS THE COMPANY'S INDEPENDENT AUDITORS FOR FISCAL YEAR 2003

      The Company is submitting for approval the appointment of Brightman Almagor & Co. ("Brightman"), a member firm of Deloitte Touche Tohmatsu, as its independent auditors to audit the consolidated financial statements of the Company and its subsidiaries for fiscal year 2003.

      The following table sets forth the fees for professional services rendered by Deloitte Touche Tohmatsu, including its member firm Brightman, for the audit of the Company's financial statements for the year ended December 31, 2002, and the fees billed by them for other services rendered during 2002.

         Audit Fees                                              $ 601,000
         Financial Information Systems Design and
           Implementation Fees                                          --

         All Other Fees*                                         $ 413,000

*Includes $290,000 for tax-related services and $123,000 for special services relating to the Securities and Exchange Commission investigation of the Company.

      The Audit Committee has considered whether the provision of the above non-audit services by Brightman is compatible with maintaining Brightman's independence and has approved such services.

      It is anticipated that representatives of Brightman will be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

      The Board of Directors recommends a vote FOR the appointment of Brightman, Almagor & Co., a member firm of Deloitte, Touche, Tohmatsu, as the Company's independent auditors for fiscal year 2003, and to authorize the Audit Committee and the Board of Directors of the Company to agree upon the level of Brightman's compensation.

      An affirmative vote of a majority of the Ordinary Shares present and voting on the proposal at the Annual Meeting in person or by proxy is required for the appointment of Brightman as the Company's independent auditors for fiscal year 2003.

      Audit Committee Report

      The Audit Committee provides assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to the Company's financial reporting process. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the audited financial statements in the Company's 2002 Annual Report with management, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards.

      The Audit Committee received from the independent auditors the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and it considered the compatibility of non-audit services provided by the independent auditors with the auditors' independence. The Audit Committee discussed with the independent auditors the auditors' independence from management and the Company.

      The Audit Committee discussed with the Company's internal and independent auditors the overall scope and plans for their respective audits. The Audit Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's system of internal controls, and the overall quality of the Company's financial reporting. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

      Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

The Audit Committee
Mr. S.A. Spencer (Chairman)
Mr. Philip Friedman
Mr. Mark Tabak
Mr. Aharon Dovrat
Dr. Darrell S. Rigel, M.D.

PROPOSAL 4 - APPROVAL OF DIRECTORS' COMPENSATION

      Under the Companies Law, shareholders must approve the compensation terms of the Company's directors that have been approved by the Company's Audit Committee and Board of Directors:

      The Audit Committee and the Board recommend the following:


1. To each of the directors (other than the Chairman, the Vice Chairman and the Chief Executive Officer), a cash retainer fee for participation in meetings of the Board of Directors or any committee thereof at $2,500 per calendar quarter in 2003. Directors will not be entitled to receive any additional per-meeting fee but would be reimbursed for their reasonable travel and accommodation expenses; and


2. To each of the Chairman and Vice Chairman of the Board of Directors, Prof. Jacob Frenkel and Mr. Arie Genger, respectively, an annual advisory fee of up to $120,000 per year; and


3. In accordance with the multiple year grants as approved by the 2001 Annual Meeting, to each of the current directors (other than the Chairman, the Vice Chairman and the Chief Executive Officer) and nominees upon their election, a fully vested grant of 10,000 options and to each of the Chairman and Vice Chairman of the Company a fully vested grant of 50,000 options, at a per share exercise price equal to the last reported sales price of the Company's shares on May 12, 2003; and

4. To the Vice Chairman of the Board of Directors, Mr. Arie Genger, reimbursement for certain out-of-pocket expenses incurred during the 2003 period that he held the position of Chief Executive Officer.


      The affirmative vote of a majority of the Ordinary Shares present and voting on the proposal at the Annual Meeting in person or by proxy is necessary for approval of the Directors' compensation described above.

      The Board of Directors recommends a vote FOR the approval of the Directors' compensation as set forth above.


      Shareholders as being separately asked to vote upon the employment terms and compensation of Mr. Avner Raz, who will become Chief Executive Officer of the Company effective as of June 20, 2003. See Proposal 9 below.

PROPOSAL 5 - APPROVAL OF A DIRECTORS' AND OFFICERS' LIABILITY INSURANCE ARRANGEMENT

      Under the Companies Law, the procurement of directors' and officers' liability insurance must be approved by the company's Audit Committee, Board of Directors and shareholders. The Company's Audit Committee and Board of Directors have approved the procurement of insurance as discussed below. The shareholders of the Company are being asked at the Annual Meeting to approve the proposed directors' and officers' insurance arrangement described below.

      Article 68B to the Company's Articles of Association provides that the Company may insure its past or present office holders to the maximum extent permitted by law. Under the Companies Law, a company may enter into a contract for the insurance of an office holder against the following liabilities incurred as a result of acts performed in his or her capacity as an office holder: (i) a breach of his or her duty of care to the company or to another person; (ii) a breach of his or her duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice the company's interests; and (iii) financial liability imposed upon the office holder in favor of another person. The Company is currently insured by a directors' and officers' liability insurance policy that extends $50 million in coverage for certain claims.

      Subject to shareholder approval, the Company may obtain directors' and officers' liability insurance with up to a $100 million limit of liability. Shareholder approval of this Proposal 5 will extend to any supplement, modification or substitution of such insurance.

      Approval of the insurance arrangement as described above, with respect to each of the officers and directors of the Company, requires the affirmative vote of a majority of the Ordinary Shares present and voting on the proposal at the Annual Meeting in person or by proxy.

      The Board of Directors recommends a vote FOR the approval of the directors' and officers' liability insurance arrangement as set forth above.

PROPOSAL 6 - APPROVAL OF A MAJORITY OF THE OPTION GRANTS UNDER THE 2003 ISRAEL OPTION PLAN TO BE MADE TO OFFICERS AND DIRECTORS AND RATIFICATION AND APPROVAL OF THE PLAN FOR THE PURPOSE OF ITS OPERATION IN THIS MANNER

      The Board of Directors is proposing for shareholder approval, in accordance with the NASDAQ shareholder approval requirements, permission to administer the Company's Israel 2003 Share Option Plan (the "Plan") in a manner that would permit a majority of the option grants thereunder to be made to officers and directors.


      In March 2003 the Board of Directors approved the Plan, which is intended to provide incentive compensation to, and to encourage share ownership by, directors, officers and employees (the "Optionees") of Lumenis and its subsidiaries (collectively, the "Company"), that are residents of the State of Israel. Office holders and other employees of the Company or of its subsidiaries and directors of the Company or its subsidiaries who are residents of the State of Israel are eligible to participate in the Plan. As of April 14, 2003, the Company had approximately 322 employees who are residents of the State of Israel eligible to participate in the Plan. Three of these employees are executive officers, all of whom would likely be granted options under the Plan. In addition, three of the directors or nominees are Israeli residents who would likely be granted options under the Plan.


      The Plan was adopted to make available to Israeli Optionees certain Israeli income tax benefits (described below) which are possible only under new plans adopted in 2003 or later.

      When the Board adopted the Plan in March 2003, it intended that the Plan be administered as a "broadly based plan" which under current NASDAQ requirements does not require shareholder approval. In October 2002, NASDAQ published guidance stating that its current shareholder approval requirement for stock option plans in which officers or directors participate "contains an exception for broadly based plans, that is, plans in which at least a majority of the eligible participants are not officers or directors and at least a majority of the grants go to employees other than officers and directors." Since a majority of the eligible participants would not be officers or directors and the Board and the Company intended that the Plan be administered so that the majority of the grants go to employees other than officers or directors, the Board's approval of the Plan was not subject to shareholder approval. However, as previously announced, the Company was engaged in a search for a new Chief Executive Officer, and on April 25, 2003 announced the appointment of Avner Raz, an Israeli resident, as Chief Executive Officer, effective as of June 20, 2003. In the process of recruiting and attracting the most qualified Israeli candidates for this position the Company came to realize that it would be necessary to make substantial option grants under an option plan which qualified for the new Israeli tax benefits. These tax benefits would not be available if a comparable option grant was made under a separate arrangement outside of the Plan. Although the current NASDAQ shareholder approval rule provides that "In a case where the shares are issued to a person not previously employed by the company, as an inducement essential to the individual's entering into an employment contract with the company, shareholder approval will generally not be required," the size of the grant which the Company might have to make to an outstanding CEO candidate would cause the Plan, at least for some time, to no longer satisfy the "broadly based plan" requirement that a majority of the grants go to employees other than officers and directors, and even the above-quoted "inducement" exception may not be sufficient to exempt the Company from the NASDAQ requirement that the Plan be administered as a broadly based plan, absent shareholder approval. In fact, as part of his compensation arrangement for the position of Chief Executive Officer, the Company agreed to grant Mr. Raz, subject to shareholder approval of Proposal 9 below, options for 400,000 shares under the Plan

      Accordingly, the Company is seeking shareholder approval to permit the Plan to be operated in a manner which would permit a majority of the option grants thereunder to be made to officers and directors, and to ratify and approve the Plan for the purpose of its operation in this manner. If shareholder approval is not obtained, the Company would continue to administer the Plan, but would do so in compliance with NASDAQ's "broadly based plan exception" (including the requirement that a majority of the grants go to employees other than officers and directors), and a portion of the option grant to Mr. Raz described above and in Proposal 9 below would be made under one or more of the Company's other stock option plans, rather than under the Plan.


      A full copy of the Plan is attached as Exhibit A to this Proxy Statement. The material features of the Plan are summarized below and such summary is qualified in its entirety by reference to the complete text of the Plan.

Background: Options granted under the Plan may contain such terms as will qualify the options for the special tax treatment under section 102(b)(2) of the Israeli Tax Ordinance (New Version), 5721-1961, as amended (the "Ordinance"), and the Income Tax Rules (Tax Benefits in Stock Issuances to Employees) 5763-2003 (the "Rules") ("102(b)(2) Options").

The 102(b)(2) Options to be granted to Optionees and any shares issued upon exercise of such Options and any other shares received subsequently following any realization of rights resulting from a 102(b)(2) Option or from shares issued upon exercise of a 102(b)(2) Option, including without limitation bonus shares, will be issued to a trustee nominated by the Company's Compensation Committee, and approved in accordance with the provisions of Section 102 of the Ordinance (the "Trustee"), and held for the benefit of the Optionees for a period of not less than two years (24 months) from the end of the tax year in which the options were granted (the "Holding Period"); and thereafter, the Trustee is to transfer the

Options or the Option shares, as the case may be, to the Optionees and/or to any third party upon the Optionee's demand, subject to any deduction or withholding required under the Ordinance, the Rules or any other applicable law.

With respect to any 102(b)(2) Options, subject to the provisions of Section 102 and any rules, regulations or orders or procedures promulgated thereunder, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of a 102(b)(2) Options or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the holding period required under Section 102 of the Ordinance.

Administration: The Plan is to be administered by the Compensation Committee of the Board (the "Committee"). However, the Board has residual authority if no Committee is then constituted or if the Committee ceases to operate for any reason.

Subject to the provisions of the Plan, applicable law or NASDAQ rules, the Committee has sole authority, in its absolute discretion: (a) to determine which of the eligible employees or directors of the Company and its subsidiaries shall be granted Options; (b) to designate an Option as a 102(b)(2) Option and to authorize the granting of such Options; (c) to determine the times when Options shall be granted and the number of shares to be issued or transferred upon the exercise of each Option; (d) to determine the exercise price of each Option; (e) to determine the time or times at which each Option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of Options issued under the Plan; (f) to prescribe the forms and terms of the Option Agreements under the Plan; (g) to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in connection with the administration of the Plan; and (h) to accelerate the vesting of any previously granted Option, in the event of a public offering, merger, acquisition, transfer of assets or liquidation. All decisions, determinations and interpretations of the Committee shall be final and binding on all Optionees.

However, only the Board will be entitled to grant Options to Optionees pursuant to the Plan, as required under the Israeli Companies Law, 1999, and the Committee shall only be authorized to issue Ordinary Shares underlying Options which have been granted by the Board and duly exercised.

Shares Issuable Under the Plan: The shares which may be issued upon exercise of Options under the Plan shall be either (i) authorized but unissued Ordinary Shares, par value NIS 0.1 per share, of the Company, or (ii) Ordinary Shares which the Company may acquire (together, the "Ordinary Shares"). Under the Plan, the total number of Ordinary Shares which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 2,000,000 Ordinary Shares.

Option Price: Unless the Committee determines otherwise, the option exercise price shall be the last reported sales price of the Ordinary Shares on NASDAQ (the "Fair Market Price") on the date of grant.

Terms of Options: The Committee shall determine the dates after which Options may be exercised, in whole or in part. An Option may be made exercisable in installments, and may be exercisable in whole or in part, with the unexercised portion of the Option remaining exercisable. No Option shall be exercised after the tenth anniversary of the date that the Option was granted (the "Termination Date").

      With respect to the directors, the Chief Executive Officer ("CEO"), the officers reporting directly to the CEO of the Company and the Executive Vice Presidents, Options granted under the Plan will become fully vested and exercisable immediately upon a Change in Control of the Company, unless the Board or the Committee determined otherwise with respect to any specific director or officer when making the grant. A "Change in Control" means the first to occur of any of the following dates:

      An acquisition (other than directly from the Company) of any voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed a Schedule 13D within the 12 month period prior to the Plan being first approved by the Board; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" means an acquisition by (A) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (X) the Company or (Y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person who files in connection with such acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed an "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (i);

(i) The individuals who, as of the beginning of any two year period, are members of the Board (the "Incumbent Board"), ceasing for any reason, during such two year period, to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Agreement, be considered a member of the Incumbent Board; or

(ii)  The consummation of any of the following transactions entered into by the
      Company:

      (A) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction" i.e., meets any of the requirements described in (i) or (ii) below:

            (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization; or


            (i) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation immediately following the consummation of such merger, consolidation or reorganization;


      (B)   A complete liquidation or dissolution of the Company; or

      (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such, a Beneficial Owner acquires additional voting securities which increase the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a Change in Control shall occur.


Post-Employment Termination Exercise Provisions. Options granted to employees may provide that if, prior to the Termination Date, an Optionee shall cease to be employed or to grant any services, without cause, by the Company or a subsidiary thereof (otherwise than by reason of death or disability), the option will remain exercisable after the date of cessation of employment (unless specifically stated otherwise in the specific option grant letter) to the extent it was exercisable at the time of cessation of employment for a period of ninety
(90) days after the date of cessation of employment, provided, however, that non-exercisable options will become void, at the date of cessation of employment. If, prior to the Termination Date, an employee optionee shall cease to be employed by the Company or any subsidiary thereof by reason of a disability, Options may remain exercisable to the extent exercisable at the time of cessation of employment for a period of 12 months from the date of cessation of employment. "Cessation of employment" means the date upon which notification of termination of employment has been delivered, by either the Company or the Optionee. In no event, however, shall an Option be exercisable after the Termination Date. The Option will expire with respect to all Ordinary Shares not exercisable at the time of termination of the Option. Options granted under the Plan may provide that in the event of the death of an Optionee prior to the Termination Date and while employed by the Company or a subsidiary thereof or while entitled to exercise an Option, the Options will remain exercisable by the person or persons to whom the Optionee's rights under the Option pass by will or by applicable laws of descent and distribution, to the extent that the Optionee was entitled to exercise it on the date of death for a period of 12 months from the date of death. Options granted to directors may provide that if, prior to the Termination Date, the director optionee ceases to serve as a director (for a reason other than removal for cause) after having served as such for at least two years, the option will remain exercisable after cessation of service as a director to the extent it was exercisable at the time of cessation of such service, until the Termination Date (or such earlier expiration date as may be set forth in the option grant or agreement). In addition, options granted to Mr. Avner Raz, the Company's new Chief Executive Officer, may provide that if, prior to the Termination Date, Mr. Raz shall cease to be employed by the Company, other than for cause, death or disability or as a result of voluntary termination by Mr. Raz, the option will remain exercisable after cessation of employment to the extent it was exercisable at the time of cessation of employment, until the Termination Date (or such earlier expiration date as may be set forth in the option grant or agreement).


Notwithstanding the above, if prior to the Termination Date, an Optionee shall cease to be employed by the Company for reasons which, as determined by the Company in its discretion, amount to bad faith, gross negligence or fraud, or as a result of the termination of such Optionee for cause, any Option or portion of an Option not exercised as of the date of cessation of employment will expire and terminate on such date, unless specifically stated otherwise in the specific Option Agreement.

Non-Transferability of Option Rights: No Option shall be transferable, except by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by Optionee, or by such Optionee's legal representative.

Amendment or Discontinuance of Plan: Subject to any applicable law and NASDAQ rules, the Committee or the Board may, without the consent of the Company's shareholders or any Optionee under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, including amendments deriving or needed as result of any legal changes or tax reform that may be enacted in Israel in the future or any other legal arrangements which may replace the current legal arrangement under Section 102 of the Ordinance, provided that no such action shall adversely affect Options granted prior to such amendment or modification without consent of any Optionee adversely affected.

Governing Law: The Plan and all instruments thereunder shall be governed by and interpreted in accordance with the laws of the State of Israel, subject to all applicable laws, rules, and regulations (especially rules of accounting) whether of the State of Israel or any other state, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Israeli Income Tax Consequences: Upon the sale of shares received following the exercise of an Option or upon release from the trust, whichever is earlier, the Optionee will realize a capital gain in an amount equal to the difference between (i) the fair market value of the share purchased upon such exercise, on the date such share was sold or released from the trust, as the case may be, and
(ii) the exercise price of the option. Capital gains realized will be taxed at a rate of 25%. Capital gain derived from the sale of shares is not liable for any social security taxes.

      In cases where the exercise price of an Option is lower than the average fair market value of the Company's shares during 30 trading days prior to the date of grant, the excess of this average fair market value of the shares over the exercise price (the "Rebate") shall be considered as ordinary income.

      Upon the sale of shares received following the exercise of an Option or upon release from the trust, whichever is earlier, the taxable gain shall be taxed in two parts: (1) The Rebate will be taxable as ordinary income and will be subject to social security taxes. Income tax rates will be determined in accordance with the Optionee's marginal tax rate (up to 50%). (2) The difference between (i) the fair market value of the share on the date such shares were sold or released from the trust, as the case may be, and (ii) the exercise price of the option (plus the Rebate) shall be taxable as capital gain at a rate of 25% provided that the Rebate is not higher than the excess of the fair market value of the underlying shares upon date of sale and the exercise price of the options plus any selling related expenses incurred by the employee. Capital gain derived from the sale of shares is not liable for any social security taxes. To the extent the shares received following the exercise of an Options are sold during the Trust Period, the taxable gain will be considered as ordinary income and will be liable for social security taxes for both the employer and the employee. Income tax rates will be determined in accordance with the Optionee's marginal tax rate (up to 50%).

      The Company will not be entitled to a tax deduction in the amount of the capital gain realized by the Optionee.

      The foregoing provides only a general description of the application of Israeli income tax laws to option grants under the Plan. Because of the complexities of the tax laws, Optionees are encouraged to consult a tax advisor as to their individual circumstances.


New Plan Benefits: Except for the grant to Mr. Avner Raz on April 24, 2003 of 400,000 options, which grant is subject to shareholder approval at the Annual Meeting (see Proposal 9 below, in addition to this Proposal), of which 133,336 will vest at the end of twelve months and 22,222 at the end of each 3 months thereafter over a total of 4 years, no grants have yet been made under the Plan. It is not possible to determine how many Options will be granted in the future, and how many will vest rather than be forfeited. Therefore, it is not possible to determine with certainty the dollar value or number of Ordinary Shares that will be distributed to Optionees under the Plan.


      The affirmative vote of the holders of a majority of the Ordinary Shares present and voting on the proposal at the Annual Meeting in person or by proxy is necessary to permit a majority of the grants under the Plan to be made to officers and directors and to ratify and approve the Plan for the purpose of its operation in that manner.

      The Board of Directors recommends a vote FOR approval of this proposal.

PROPOSAL 7 - APPROVAL OF THE ARRANGEMENT BETWEEN THE COMPANY AND DR. DARRELL
RIGEL

      Under the Companies Law, shareholders must approve the terms of an engagement of a company with any of its directors relating to such director's additional role or position with the company. Under the Companies Law, such shareholders approval will be required after such terms were approved by a company's audit committee and board of directors.

      Dr. Darrell Rigel, a director, evaluates for the Company some of its products and applications, for the purpose of providing the Company with information on the use of its equipment by its physician customers and for use in developing new products or applications. In addition, the Company pays Dr. Rigel $2,000 per each Medical Advisory Group meeting which he chairs, plus expenses. The Medical Advisory Group is a group of independent physicians which, in addition to providing professional insights to the Company, helps the Company to gain maximum leverage from its marketing efforts. As physicians and businesspeople in the field, the committee members critically evaluate the Company's technology, customer service and quality assurance.

      The affirmative vote of the holders of a majority of the Ordinary Shares present and voting on the proposal at the Annual Meeting in person or by proxy is necessary for approval of the above-described arrangement between the Company and Dr. Darrell Rigel.

      The Board of Directors recommends a vote FOR the arrangement between the Company and Dr. Darrell Rigel, a director of the Company.


PROPOSAL 8 - APPROVAL OF EXTENSION OF THE POST-TERMINATION EXERCISE PERIOD FOR OPTIONS GRANTED UNDER THE 1999 SHARE OPTION PLAN TO DIRECTORS

      The Board of Directors is proposing for shareholder approval, as required by the Companies Law, extension of the post-termination exercise period for options granted to directors under the Company's 1999 Share Option Plan (the "1999 Plan") and to approve an amendment to the 1999 Plan for this purpose.

      Article VI of the 1999 Plan provided that share options granted thereunder to employees may provide that if, prior to the tenth anniversary of the date of grant (the "Termination Date"), an optionee shall cease to be employed by the Company or a subsidiary thereof (otherwise than by reason of death or disability), the option will remain exercisable for a period not extending beyond three months after the date of cessation of employment (unless specifically stated otherwise in the specific option grant letter) to the extent it was exercisable at the time of cessation of employment. If, prior to the Termination Date, an optionee shall cease to be employed by the Company or any subsidiary thereof by reason of a disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), options granted under the Plan may provide that they will remain exercisable for a period not extending beyond one year after the date of cessation of employment to the extent exercisable at the time of cessation of employment. In no event, however, shall an option be exercisable after the Termination Date. The option shall expire with respect to all Ordinary Shares covered thereby into which at the time of termination of the option, the option was not exercisable. In the event of the death of an optionee prior to the Termination Date and while employed by the Company or a subsidiary thereof or while entitled to exercise an option pursuant to the preceding sentences of this paragraph, options granted under the 1999 Plan may provide that they will remain exercisable until the earlier of (i) the Termination Date, and (ii) one year from the date of death, by the person or persons to whom the optionee's rights under the option pass by will or by applicable laws of descent and distribution and to the extent that the optionee was entitled to exercise it on the date of death.

      Notwithstanding the above, if prior to the Termination Date, an optionee shall cease to be employed by the Company for reasons which, as determined by the Company in its discretion, amount to bad faith, gross negligence or fraud, or as a result of the termination of such optionee for cause, any option or portion of an option not exercised as of the date of cessation of employment will expire and terminate on such date, unless specifically stated otherwise in the specific option grant letter.

      Although the 1999 Plan does not specifically require that the exercise period for options granted under the 1999 Plan to directors who completed their service on the board be limited to three months, in fact, the option grants to directors under the 1999 Plan have so provided, consistent with the exercise period applicable to employees who leave the Company. In order to retain and attract the most highly qualified directors, the Company is proposing to amend the option grants and agreements relating to grants under the 1999 Plan to current and future directors and to provide in all grants which were made in the past to directors under the 1999 Plan, as well as any future grant which may be made to directors under the 1999 Plan, that if prior to the Termination Date, the director optionee ceases to serve as a director (for a reason other than removal for cause) after having served as director of the Company for at least two years, the option will remain exercisable after cessation of service as a director to the extent it was exercisable at the time of cessation of such service, until the Termination Date (or such earlier expiration date as may be set forth in the option grant or agreement, as amended). For the avoidance of doubt, shareholders are also being asked to approve an amendment to Article VI of the 1999 Plan to include language to this effect with respect to directors.

      The amendment will not affect executive officers or employees who are not directors.

      As of April 24, 2003, a total of 2,237,350 options are outstanding under the 1999 Plan, including 66,000 held by current executive officers as a group, 493,850 held by other employees, and 1,677,500 held by current directors (other than Mr. Raz, who has not received any grants under the 1999 Plan), as follows, all of which directors would benefit from the amendment:

                                          Options Held Under the
                   Director                      1999 Plan
             ---------------------        ----------------------
             Mr. Aharon Dovrat                      10,000
             Mr. Arie Genger                     1,000,000
             Dr. Darell Rigel                       50,000
             Prof. Jacob Frenkel                   458,500
             Mr. Mark Tabak                         50,000
             Mr. Philip Friedman                    50,000
             Mr. Sash Spencer                       39,000
             Mr. Thomas Hardy                            0
             Mr. Zeev Tadmor                        20,000

      Background

      The 1999 Plan was introduced in the Company in 1999 and approved by shareholders on May 30, 2000 at the 2000 Annual General meeting of shareholders. The 1999 Plan is intended to provide incentive compensation to and to encourage share ownership by, the directors, officers employees and certain consultants and dealers of the Company and its subsidiaries in order to align their interests with those of the Company's shareholders. A description of the 1999 Plan is set forth below. The description is intended to be a summary of the material provisions of the 1999 Plan, is not purported to be complete and is qualified in its entirety by reference to the 1999 Plan, a copy of which, as proposed to be amended, is attached hereto as Exhibit B.

      General Terms and Conditions of the Plan

      The Plan is administered by the Option Committee or Compensation Committee (in each case, the "Committee"), which has the absolute discretion on different issues relating to the administration of the 1999 Plan, including, among other things, the right to determine whom among the Company's employees, directors, dealers and consultants may be granted options, to determine the times when options shall be granted, to determine the exercise price of each option and the time during which the options may be exercised.

      The shares optioned under the 1999 Plan are Ordinary Shares which the Company may acquire and deposit with a trustee and will not exceed, in the aggregate, 5,000,000 Ordinary Shares. The option price in the case of each option granted under the 1999 Plan may be not less than 85% of the last reported sales price of the Ordinary Shares in the Nasdaq Stock Market on the date of the grant. No option will be transferable, except by will or by laws of descent and distribution.

      The Board of Directors or the Committee may, without the consent of the Company's shareholders, at any time, terminate the 1999 Plan entirely, and at any time or from time to time amend or modify the Plan, provided that such amendment will not adversely affect options already granted prior to such amendment or termination. The 1999 Plan and all related instruments will be governed by and interpreted in accordance with the laws of the State of Israel.

      Terms of the Options

      Under the 1999 Plan, the Committee will determine the dates after which options may be exercised, in whole or in part. No option may be exercised after the tenth anniversary of the date that the option was granted, and no option granted to an employee of the Company will be exercisable before such employee accumulates at least one year of service with the Company.

      The Plan provides that with respect to the Company's directors, the Chief Executive Officer ("CEO") of the Company and the officers reporting directly to the CEO, the options held by such persons will become exercisable immediately upon a change in control of the Company. A change in control will occur upon one of the following events: (i) acquisition of any voting securities by any person immediately after which such person becomes a beneficial owner of 20% or more of the voting power of the Company, unless such Person has filed a Schedule 13D at any time during the 12 month period prior to the 1999 Plan being first approved by the Board of Directors (except for non-control acquisitions), (ii) change in the majority of members of the board of the directors of the Company in any two year period unless such change was approved by at least two-thirds of the incumbent board and (iii) approval of certain transactions by the Company's shareholders (such as a merger, liquidation, or sale of assets).

      To the extent that the aggregate fair market value of the Company's Ordinary Shares with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under the 1999 Plan and any other stock option plan of the Company exceed $100,000, such options will be treated as nonqualified stock options ("NSOs"). Such fair market value will be determined as of the date on which each such incentive stock option is granted.

      No incentive stock option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such incentive stock option is at least 110 percent of the fair market value of a share of Company stock at the time such incentive stock option is granted and (B) such incentive stock option is not exercisable after the expiration of five years from the date such incentive stock option is granted.

      Certain Israeli Tax Effects

      Options granted under the 1999 Plan to Israeli optionees who are subject to Israeli taxation may or may not contain such terms as will qualify the option grant for special tax treatment under Sections 102 as was drafted before its last amendment under the new Israeli tax reform enacted as of January 1, 2003 or 3(i) of the Israeli Income Tax Ordinance. No significant adverse Israeli tax implications are expected to arise as a result of the extension of the post-termination exercise period of options granted under the 1999 Plan to Israeli directors.

      Certain U.S. Federal Income Tax Effects

      The following discussion of certain relevant United States federal income tax effects applicable to options granted under the 1999 Plan is a summary only, and reference is made to the Code for a complete statement of all relevant federal tax provisions. It is recommended that holders of NSOs or incentive stock options ("ISOs") consult their tax advisers before exercise of any such option and before disposing of any of the Ordinary Shares acquired upon the exercise thereof. Different rules may apply in the case of a 1999 Plan participant who is subject to the requirements of Section 16 of the Securities Exchange Act of 1934.

      Nonqualified Stock Options

      An optionee generally will not be taxed upon the grant of an NSO. Rather, at the time of exercise of such NSO (and in the case of an untimely exercise of an ISO), the optionee will recognize ordinary income for federal income tax purposes in an amount equal to the excess of the fair market value of the shares purchased over the option price. The Company will generally be entitled to a tax deduction at such time and in the same amount that the optionee recognizes ordinary income.

      If shares acquired upon exercise of an NSO (or upon untimely exercise of an ISO) are later sold or exchanged, then the difference between the sales price and the fair market value of such stock on the date that ordinary income was recognized with respect thereto will generally be taxable as long-term or short-term capital gain or loss (if the stock is a capital asset of the optionee) depending upon the length of time such shares were held by the optionee. The holding period for such stock will begin on the option exercise date.

      Incentive Stock Options

      An optionee will not be in receipt of taxable income upon the grant of an ISO. An optionee's timely exercise of an ISO will not result in federal income tax consequences to the Company and will not result in ordinary income to the optionee, but may result in the imposition of an increase in the alternative minimum tax to the optionee. Exercise of an ISO will be timely if made during its term and if the optionee remains an employee of the Company or a subsidiary at all times during the period beginning on the date of grant of the ISO and ending on the date three months before the date of exercise (or one year before the date of exercise in the case of a disabled optionee). Exercise of an ISO will also be timely if made by the legal representative of an optionee who dies
(i): while in the employ of the Company or a subsidiary or (ii) within three months after termination of employment. The tax consequences of an untimely exercise of an ISO will be determined in accordance with the rules applicable to NSOs. (See "Certain U.S. Federal Income Tax Effects - Nonqualified Stock Options.")

      If stock acquired pursuant to the timely exercise of an ISO is later disposed of, the optionee will, except as noted below, recognize long-term capital gain or loss (if the stock is a capital asset of the optionee) equal to the difference between the amount realized upon such sale and the option price. The holding period for such stock will begin on the option exercise date. The Company, under these circumstances, will not be entitled to any federal income tax deduction in connection with either the exercise of the ISO or the sale of such stock by the optionee.

      If, however, stock acquired pursuant to the exercise of an ISO is disposed of by the optionee prior to the expiration of two years from the date of grant of the ISO or within one year from the date such stock is transferred to him upon exercise (a "disqualifying disposition"), any gain realized by the optionee generally will be taxable at the time of such disqualifying disposition as follows: (i) at ordinary income rates to the extent of the difference between the option price and the lesser of the fair market value of the stock on the date the ISO is exercised or the amount realized on such disqualifying disposition and (ii) if the stock is a capital asset of the optionee, as short-term or long-term capital gain to the extent of any excess of the amount realized on such disqualifying disposition over the fair market value of the stock on the date which governs the determination of the optionee's ordinary income. In such case, the Company may claim a federal income tax deduction at the time of such disqualifying disposition for the amount taxable to the optionee as ordinary income. Any capital gain recognized by the optionee will be long-term or short-term capital gain, depending on the length of time such shares were held by the optionee.

      The amount by which the fair market value of the stock on the exercise date of an ISO exceeds the option price will be an item of adjustment for purposes of the "alternative minimum tax" imposed by Section 55 of the Code.

      Exercise by Delivery of Shares

      According to a published ruling of the U.S. Internal Revenue Service (the "IRS"), an optionee who pays the option price upon exercise of an NSO, in whole or in part, by delivering Ordinary Shares of the Company already owned by him will recognize no gain or loss for federal income tax purposes on the shares surrendered, but otherwise will be taxed according to the rules described above for NSOs. (See "Certain U.S. Federal Income Tax Effects - Nonqualified Stock Options.") With respect to shares acquired upon exercise which are equal in number to the shares surrendered, the basis of such shares will be equal to the basis of the shares surrendered, and the holding period of shares acquired will include the holding period of the shares surrendered. The basis of additional shares received upon exercise will be equal to the fair market value of such shares on the date which governs the determination of the optionee's ordinary income, and the holding period for such additional shares will commence on such date.

      The U.S. Treasury Department has issued proposed regulations that, if adopted in their current form, would appear to provide for the following rules with respect to the exercise of an ISO by surrender of previously owned shares of corporation stock. If the shares surrendered in payment of the exercise price of an ISO are "statutory option stock" (including stock acquired pursuant to the exercise of an ISO) and if, on the date of surrender, the applicable holding period for such shares had not been met, such surrender will constitute a "disqualifying disposition" and any gain realized on such transfer will be taxable to the optionee, as discussed above. Otherwise, when shares of the Company's stock are surrendered upon exercise of an ISO, in general, (i) no gain or loss will be recognized as a result of the exchange, (ii) the number of shares received that is equal in number to the shares surrendered will have a basis equal to the shares surrendered and (except for purposes of determining whether a disposition will be a disqualifying disposition) will have a holding period that includes the holding period of the shares surrendered, and (iii) any additional shares received will have a zero basis and will have a holding period that begins on the date of the exchange. If any of the shares received are disposed of within two years of the date of grant of the ISO or within one year after exercise, the shares with the lowest basis will be deemed to be disposed of first, and such disposition will be a disqualifying disposition giving rise to ordinary income as discussed above.

      Transferred Options: Estate and Gift Taxes

      If ISOs or NSOs are held until death, federal and, if applicable, state estate and inheritance taxes would be imposed on the fair market value of the options at the time of death.

      The affirmative vote of the holders of a majority of the Ordinary Shares present and voting on the proposal at the Annual Meeting in person or by proxy is necessary for approval of extension of the post-termination exercise period of options granted under the Company's 1999 Share Option Plan to directors and to approve the amendment to the 1999 Plan, as described above, for this purpose.

      The Board of Directors recommends a vote FOR the approval of this proposal.

PROPOSAL 9 - APPROVAL OF THE EMPLOYMENT TERMS AND COMPENSATION OF AVNER RAZ AS CHIEF EXECUTIVE OFFICER OF THE COMPANY

      Under the Companies Law, shareholders must approve the terms of an engagement of a company with any of its directors relating to such director's additional role or position with the company. Under the Companies Law, such shareholders approval will be required after such terms were approved by a company's audit committee and board of directors.

      Mr. Raz has entered into an employment Agreement with the Company, dated April 24, 2003 ("Raz Agreement"), pursuant to which effective as of June 20, 2003, Mr. Raz shall be appointed as the Company's Chief Executive Officer ("Commencement Date") for a 4-year period ("Term"), and at a date no later than the Commencement Date, Mr. Raz shall be appointed as a member of the Company's Board of Directors. Pursuant to the Raz Agreement, Mr. Raz is entitled to an annual base salary of $530,000. In addition, for 2003, Mr. Raz is entitled to a minimum guaranteed bonus of $250,000 unconditional upon any performance criteria and to an additional bonus, based on the performance criteria as set by the Board of Directors and linked to the performance bonuses payable to the current senior executives of the Company, not exceeding $250,000. Moreover, Mr. Raz is entitled to a one-time cash payment of US$270,000 as a signing bonus.

      Mr. Raz was granted options to purchase up to 400,000 of the Company's Ordinary Shares, subject to shareholder approval of this Proposal. The exercise price shall be US$1.205 per share, reflecting the 30 days average closing price of the Company's Ordinary Shares on the NASDAQ prior to the date of grant. The options will vest over 48 months as follows: 133,336 options shall vest at the end of the first 12 months of employment following which an additional amount of 22,222 options shall vest at the end of each three month period, consecutively. In addition, the Raz Agreement provides for all benefits, such as Management Insurance Fund, Advance Study Fund and medical and dental insurance, as are generally granted to the Company's senior executives.

      In the event the Raz Agreement and Mr. Raz's employment is terminated by
(i) the Company (ii) by Mr. Raz if the Company files for bankruptcy, becomes or is declared insolvent or due to a change in control or (iii) by Mr. Raz upon a material deterioration in his employment terms, Mr. Raz will be entitled to a sum equal to the compensation (including bonuses and other benefits) that he would have been paid if he had continued working for the Company for the full Term. In addition, all previously unvested options shall be accelerated and fully vest.

      The Company's monetary undertakings under the Raz Agreement are secured by a bank guarantee issued by Bank Hapoalim B.M. in the amount of US$3,000,000. The amount of the guarantee declines over time as follows: on June 20, 2004, the guaranteed amount is reduced by US$800,000. Thereafter, the guaranteed amount will be reduced by US$733,333 on June 30, 2005, 2006 and 2007 and the guarantee will terminate on August 5, 2007.

      The Raz Agreement also includes confidentiality and non-competition provisions.

      The affirmative vote of the holders of a majority of the Ordinary Shares present and voting on the proposal at the Annual Meeting in person or by proxy is necessary for approval of the above-described employment agreement (including options grant) between the Company and Mr. Avner Raz.

      The Board of Directors recommends a vote FOR the agreement between the Company and Mr. Avner Raz, a director of the Company.


INFORMATION CONCERNING THE BOARD OF DIRECTORS AND BOARD COMMITTEES

      The management of the business of the Company is vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not required by law or otherwise to be exercised by the shareholders. The Board of Directors may, subject to the provisions of the Companies Law, delegate any or all of its powers to committees, each consisting of one or more directors (except the Audit Committee, which must consist of at least three directors, and include all of the Outside Directors), and it may, from time to time, revoke such delegation or alter the composition of any such committees. Unless otherwise expressly provided by the Board, such committees shall not be empowered to further delegate such powers.

      Under the Companies Law, a board of directors of a public company must hold at least one meeting every three months. During the 2002 fiscal year, the Board of Directors held nine meetings. Each of the incumbent directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period that such director was in office), and (ii) the total number of meetings of all committees of the Board of which such director was a member (held during the period that such director was in office), except for Mr. Aharon Dovrat.

      Committees of the Board of Directors


      The Board of Directors of the Company has an Executive Committee, Audit Committee and Compensation Committee. During 2002 the Company did not have a nominating committee.


      Executive Committee

      The Executive Committee has been empowered and authorized to exercise any and all of the powers and authorities vested with the Board of Directors relating to the management of the business of the Company, unless limited at any time by action by the Board of Directors, provided that no such action by the Board of Directors shall invalidate any action by the Executive Committee taken prior thereto, and provided further, that no action shall be taken by the Executive Committee which shall materially alter the nature of the business of the Company, dispose of any substantial assets of the Company, acquire any substantial new business or approve the Company's budget. The powers of the Executive Committee are subject to the provisions of the Companies Law, including the provisions prohibiting delegation by a board of directors to committees of certain issues. The Executive Committee currently consists of the following four directors: Prof. Jacob A. Frenkel (Chairman), Mr. Arie Genger, Mr. Thomas G. Hardy, and Prof. Zehev Tadmor. During the 2002 fiscal year, the Executive Committee held two meetings.

      Audit Committee

      Under the Companies Law, the board of directors of a public company, including a company whose shares are traded on a stock exchange abroad, must appoint an audit committee, comprised of at least three independent directors and all Outside Directors but excluding: the chairman of the board of directors; the general manager; the chief executive officer; any controlling shareholder or a relative thereof; and any director employed by the Company or who provides services to the Company on a regular basis. The purpose of the audit committee is to provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting and internal control functions of the Company, in consultation with management, the internal auditor and the Company's independent accountants.

      The approval of the Audit Committee is required to effect specified actions and transactions with office holders, Controlling Shareholders (for description of a Controlling Shareholder - See Proposal 2 - "Election of Outside Directors") and interested parties. An interested party is defined in the Companies Law as a 5% or greater shareholder, any person or entity who has the right to designate one director or more or the general manager of the company or any person who serves as a director or as a general manager. Under current NASDAQ rules, the Company is required to have an audit committee consisting of at least three members comprised solely of independent directors. The responsibilities of the audit committee under NASDAQ rules include, among other things, evaluating the independence of the Company's outside auditors.

      The Company's Audit Committee currently consists of the following five directors, the majority of whom qualify as independent directors in compliance with the NASDAQ rules: Mr. S.A. Spencer (Chairman); Mr. Philip Friedman, Mr. Aharon Dovrat, Dr. Darrell S. Rigel, M.D. and Mr. Mark Tabak. During the 2002 fiscal year, the Audit Committee held five meetings.

      Compensation Committee


      The Compensation Committee was formed in January 2003. Together with the Board, the Compensation Committee administers the stock option plans of the Company and its subsidiaries, determines the base compensation and bonus/incentive compensation of the Chief Executive Officer and the executive officers of the Company and reviews the recommendations of the Chief Executive Officer of the Company concerning general compensation matters relating to employees and certain consultants. The Company's Compensation Committee currently consists of the following four directors: Prof. Jacob A. Frenkel, Mr. Thomas Hardy, Mr. Sash Spencer and Mr. Mark Tabak (the "Compensation Committee"). During the 2002 fiscal year, the Compensation Committee did not hold any meetings; the full Board of Directors determined executive compensation matters.


      Fiduciary Duties of Office Holders

      The Companies Law imposes a duty of care and a duty of loyalty on all office holders of a company, including directors and executive officers. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would have acted under the same circumstances. The duty of care includes a duty to use reasonable means to obtain information on the appropriateness of a given action brought for the office holder's approval or performed by the office holder by virtue of the office holder's position, and all other important information pertaining to such actions. The duty of loyalty of an office holder includes a duty to: refrain from any conflict of interest between the performance of the office holder's duties in the company and his personal affairs; refrain from any activity that is competitive with the company; refrain from exploiting any business opportunity of the company to receive a personal gain for the office holder or others; and disclose to the company any information or documents relating to a company's affairs which the office holder has received due to his or her position as an office holder. Each of the directors and executive officers of the Company is an office holder.

      Disclosure of Personal Interests of an Office Holder

      The Companies Law requires that an office holder of a company promptly disclose to the company any personal interest that the office holder may have and all related material information known to the office holder, in connection with any existing or proposed transaction by the company. If the transaction is an extraordinary transaction, the office holder must also disclose any personal interest held by: the office holder's spouse, siblings, parents, grandparents, descendants, spouse's descendants and the spouses of any of these people; or any corporation in which the office holder is a 5% or greater shareholder, director or general manager or in which the office holder has the right to appoint at least one director or the general manager. Under the Companies Law, an extraordinary transaction is a transaction: other than in the ordinary course of business; otherwise than on market terms; or that is likely to have a material impact of the company's profitability, assets or liabilities. Under the Companies Law, once an office holder complies with the above disclosure requirement, the board of directors may approve a transaction between the company and an office holder, or a third party in which an office holder has a personal interest, unless the articles of association provide otherwise. A transaction that is adverse to the company's interest may not be approved. If the transaction is an extraordinary transaction, both the audit committee and the board of directors must approve the transaction. Under specific circumstances, shareholder approval may also be required. An office holder who has a personal interest in a matter, which is considered at a meeting of the board of directors or the audit committee, may not be present when this matter is considered or vote on this matter.

      Disclosure of Personal Interests of Controlling Shareholders

      Under the Companies Law, the disclosure requirements which apply to an office holder also apply to a controlling shareholder of a public company. The Companies Law defines "control" as the ability to direct the activity of a corporation, except for ability that is solely derived from an officer's or director's position in such company. The Companies Law includes a presumption under which a person who holds 50% or more of the voting power in a company, or 50% or more of the power to elect such company's directors or Chief Executive Officer, controls such company. In addition, for purposes of approving certain transactions the definition of a controlling shareholder includes a shareholder, or two or more shareholders who have the a personal interest in the transaction, that holds 25% or more of the voting rights in a public company if no other shareholder owns more than 50% of the voting rights in the company. Extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the terms of compensation of a controlling shareholder who is an office holder, require the approval of the audit committee, the board of directors and the shareholders of the company. The shareholder approval should include a majority of the voting power present and voting at the meeting, provided that either (i) such majority vote includes at least one-third of the votes of shareholders who have no personal interest in the transaction and are present at the meeting; or (ii) the total number of shares voted against the transaction by shareholders who have no personal interest in the transaction, does not represent more than one percent of the aggregate voting rights in the company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth information regarding beneficial ownership of the Company's Ordinary Shares as of April 24, 2003 by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding Ordinary Shares, (ii) all directors and nominees of the Company, (iii) the Chief Executive Officer and the four next highest paid executive officers of the Company for the year ended December 31, 2002 (the "Named Officers"), and (iv) all directors and executive officers as a group. The Company had approximately 36,942,439 Ordinary Shares outstanding as of the close of business on April 24, 2003.

      Beneficial ownership of shares is determined under rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. The table below includes the number of shares underlying options that are exercisable within 60 days after April 24, 2003. Ordinary Shares subject to these options are deemed to be outstanding for the purpose of computing the ownership percentage of the person holding these options, but are not deemed to be outstanding for the purpose of computing the ownership percentage of any other person.


                                                                     Options
                                                                   Exercisable
                                                                    within 60      Total Beneficial      Percentage
Beneficial Owner                                  Shares Owned       Days(a)           Ownership         Ownership
----------------------------------------------------------------------------------------------------------------------
Coherent, Inc.(1)                                   5,432,099              0            5,432,099           14.7%
Capital Research & Management Company(2)            4,221,140              0            4,221,140           11.4
Hermes Investment Management Ltd. (3)               3,000,000              0            3,000,000            8.1
Arie Genger(4)                                      1,027,105      1,350,000            2,377,105            6.4
SMALLCAP World Fund, Inc.(2)                        2,270,000              0            2,270,000            6.1
BT Pension Scheme(3)                                2,125,000              0            2,125,000            5.8
Barnard Gottstein(5)                                2,272,134              0            2,272,134            6.2
Aharon Dovrat                                          15,000         35,000               50,000             *
Jacob A Frenkel                                        22,500        808,500              831,000            2.3
Prof. Boleslaw Goldman                                      0              0                    0              0
Avner Raz                                                   0              0                    0              0
Leslie Eichner                                              0              0                    0              0
Robert A. Mintz                                        22,300              0               22,300             *
Phillip Friedman                                       95,000        110,000              205,000             *
Thomas Hardy                                          101,500         10,000              111,500             *
Darrell S. Rigel                                       15,000        110,000              125,000             *
Sash A. Spencer                                        54,000         49,000              103,000             *
Mark H. Tabak                                               0        110,000              110,000             *
Zehev Tadmor                                            1,000         80,000               81,000             *
Yacha Sutton                                          137,600        508,000              645,600            1.8
Sagi Genger                                           268,000        183,167              451,167            1.2
Kevin Morano                                          120,000         66,667              186,667             *
Alon Maor                                              10,000         79,998               89,998             *
Robert Grant                                                0         30,000               30,000             *
All directors and executive officers as a
   group(22)                                        1,736,120      3,243,748            4,979,868           13.5

(a)   As of April 24, 2003 all options were out of the money.


*     Less than 1%

(1) The address of Coherent is 5100 Patrick Henry Drive, Santa Clara, California 95054. Pursuant to the Asset Purchase Agreement under which the Company acquired the Coherent Medial Group and Coherent acquired its Ordinary Shares, Coherent agreed, subject to certain exceptions, to vote its shares during the period ending April 30. 2009 in the same manner and proportion as the remaining outstanding share are voted, provided that Coherent may vote its shares in accordance with the recommendation of the Company's Board of Directors.

(2) Includes 2,270,000 shares also beneficially owned by SMALLCAP World Fund, Inc. ("World"). The address of each of Capital Research and Management Company ("Capital") and World is 333 South Hope Street, Los Angeles, California 90071. The joint Schedule 13G submitted by these entities indicates that Capital is a registered investment adviser which is deemed to beneficially own its shares as a result of acting as an investment adviser to various registered investment companies, including World, which has sole voting power over 2,270,000 Ordinary shares.

(3) The address of Hermes Investment Management Ltd. ("Hermes") and BT Pension Scheme ("BT") is Lloyds Chambers, 1 Portsoken Street, London E1 8HZ. The
      Schedule 13G submitted indicates that Hermes shares the power to sell or vote the 2,125,000 Ordinary Shares owned by BT and 875,000 Ordinary Shares owned by Royal Mail Pension Plan.

(4) The address of Mr. Arie Genger is 375 Park Avenue, New York, New York 10152. The 1,027,105 shares include (a) 199,225 shares held directly by Mr. Genger, (b) 822,647 shares held by corporations directly or indirectly controlled by Mr. Genger, which controlled corporations might be deemed to share voting and investment power with Mr. Genger as to these shares, and
      (c) 5,233 shares beneficially owned by Mr. Genger's spouse, as to which Mr. Genger disclaims beneficial ownership. The 1,350,000 options include 250,000 options as to which Mr. Genger has transferred the economic interest to a third party.

(5) The address of Mr. Gottstein is 550 West 7th Avenue, Suite 1540, Anchorage, Alaska 99501.

      Section 16(A) Beneficial Ownership Reporting Compliance

      In 1999, the Company ceased to qualify as a "foreign private issuer" as defined in the Exchange Act and became subject to the reporting requirements of
Section 16(a) of the Exchange Act. Section 16(a) requires that the Company's directors and executive officers, and holders of more than 10% of the Company's outstanding Ordinary Shares, file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Ordinary Shares. The Company believes that during the fiscal year ended December 31, 2002, its directors, executive officers, and holders of more than 10% of its Ordinary Shares complied with the filing requirements of Section 16(a), except for the late filings described below. In making this statement, the Company has relied solely on a review of copies of reports filed under Section 16(a) furnished to the Company and on the written representations of its directors and executive officers. Messrs. Moshe Grencel, Sagi Genger, Robert Grant and Zehev Tadmor were each late in 2002 in filing their Form 5.

EXECUTIVE COMPENSATION

      The following table sets forth information concerning total compensation earned by the Named Officers during the fiscal years indicated for services rendered to the Company and its subsidiaries.

                           SUMMARY COMPENSATION TABLE


                                                                                           Long-Term
                                                   Annual Compensation                    Compensation
                                 -------------------------------------------------------   Securities
                                                                            Other Annual   Underlying     All Other
                                                                            Compensation   Options/SARs  Compensation
Name and Principal Position       Year       Salary ($)       Bonus ($)        ($)(1)      Granted (#)       ($)
---------------------------      ------     ------------     -----------    ------------  -------------  ------------
Yacha Sutton*                     2002        300,000               --         40,500(2)      100,000        77,058(3)
Chief Executive                   2001        280,000          750,000         39,000(2)      550,000       359,134(3)
Officer                           2000        240,000               --         36,000(2)      400,000       350,355(3)

Sagi Genger                       2002        250,016               --         48,586(4)      150,000            --
Executive Vice President,         2001        211,796          500,000         21,471(4)      440,000         9,609(5)
Chief Operating Officer           2000        120,000               --          9,294(4)      100,000        17,873(5)

Kevin Morano*                     2002        198,073               --             --         300,000            --
Executive Vice President,
Chief Financial Officer

Alon Maor                         2002        200,013               --        135,430(6)      100,000            --
Executive Vice President          2001        210,459           90,000        306,122(6)      155,000            --
Aesthetic Business Unit           2000        322,122               --        415,384(6)           --            --

Robert Grant*                     2002        189,936           71,200         36,946(7)      100,000            --
Executive Vice President          2001         96,435          100,043         50,768(7)       90,000            --
Medical Business Unit


* Mr. Sutton's employment agreement expired on December 31, 2002, Mr. Grant left the Company on March 4, 2003 and Mr. Morano joined the Company on March 3, 2002.

(1) For certain Named Officers, does not include perquisites or other personal benefits, securities or property, the aggregate value of which does not exceed the lesser of $50,000 or 10% of the Named Officer's salary and bonus.

(2) Includes $18,000 for housing rent for 2002, 2001 and 2000 and $22,500, $21,000 and $18,000 for payments made in respect of an Advance Study Fund for 2002, 2001 and 2000.

(3) Includes $26,563, $318,750 and $318,750 incurred pursuant to a non-competition agreement between Yacha Sutton and the Company in connection with the Company's acquisition of Laser Industries Ltd., of which Mr. Sutton had been President and Chief Operating Officer, for 2002, 2001 and 2000, respectively, and $50,495, $40,384 and $31,605 for
      Management Fund and severance compensation for 2002, 2001 and 2000, respectively.

(4) Includes $33,071 and $16,579 related to the costs associated with the guarantee provided by the Company for Mr. Genger's indebtedness which he incurred in connection with certain relocation expenses (see "Employment Agreement with Mr. Sagi Genger") for 2002 and 2001, respectively, and $15,515 for car allowance for 2002 and $4,892 and $9,294 for payments made in respect of an Advance Study Fund for 2001 and 2000, respectively.

(5) Includes $9,609 and $17,873 for Management Fund and severance compensation for 2001 and 2000, respectively.

(6) Includes $38,200 for reimbursement for children's education expenses in 2002, and $97,230, $54,323 and $111,111 for reimbursement relating to housing rent for 2002, 2001 and 2000, respectively. In addition, includes payments for sales commission of $170,090 and $257,977 for 2001 and 2000, respectively, and $12,500 for 2001 as reimbursement of relocation expenses.

(7) Includes $20,312, $38,768 for tax equalization payments in 2002 and 2001, respectively, $16,634 for redemption of unused vacation days for 2002 and $12,000 reimbursement of rent expenses for 2001.

      Option/SAR Grants in Last Fiscal Year.

      The following table provides information on options granted to the Named Officers during the last fiscal year pursuant to the Company's option plans.

      The table also shows, among other data, hypothetical potential gains from options granted in 2002. These hypothetical gains are based entirely on assumed annual growth rates of 5% and 10% in the value of Ordinary Shares from a starting price equal to the exercise price, over the life of the options granted in fiscal year 2002. The assumed rates of growth were selected by the SEC for illustrative purposes only, and are not intended to predict future stock prices, which will depend upon market conditions and the Company's future performance and prospects. No SARs were granted during the last fiscal year and no SARs are currently outstanding.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                                           Potential Realizable
                                                                                         Value At Assumed Annual
                                                                                           Rates of Stock Price
                                                                                         Appreciation for Option
                                              Individual Grants                                    Term
                        -------------------------------------------------------------    ------------------------
                                               Percent of
                            Number of        Total Options
                            Securities         Granted to     Exercise
                        Underlying Options    Employees in      Price      Expiration
Name                       Granted (#)        Fiscal Year      ($/sh)         Date        5% ($)       10% ($)
------------------------------------------------------------------------------------------------------------------
Yacha Sutton             100,000(1)(3)(4)        3.89%           4.00       8/4/2007      110,513      244,204

Sagi Genger              100,000(1)(3)           3.89%           4.00       8/4/2007      110,513      244,204
                          50,000(2)(5)           1.95%           9.09      2/27/2012      285,833      724,356

Kevin Morano             100,000(1)(3)           3.89%           4.00       8/4/2007      110,513      244,204
                         200,000(2)              7.78%           7.86       4/3/2012      988,622    2,505,363

Alon Maor                 50,000(1)(3)           1.95%           4.00       8/4/2007       55,256      122,102

Robert Grant              50,000(1)(3)(4)        1.95%           4.00       8/4/2007       55,256      122,102


(1)   Options have a term of five years from respective grant dates.

(2)   Options have a term of 10 years from respective grant dates.


(3) These options vest in three equal annual installments on August 4, 2003, 2004 and 2005.

(4) Because employment terminated before these options vested, these options have terminated.

(5) These options vest in three equal annual installments on February 27, 2003, 2004 and 2005.


      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table summarizes for each of the Named Officers option exercises during the 2002 fiscal year, including the aggregate value of gains on the date of exercise, the total number of unexercised options for Ordinary Shares, if any, held at December 31, 2002 and the aggregate number and dollar value of unexercised in-the-money options for Ordinary Shares, if any, held at December 31, 2002. The value of unexercised in-the-money options at fiscal year-end is the difference between the exercise or base price of such options and the fair market value of the underlying Ordinary Shares on December 31, 2002, which was $2.00 per share. Actual gains, if any, upon exercise will depend on the value of Ordinary Shares on the date of any exercise of options.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                         AND YEAR-END OPTION/SAR VALUES

                                                          Number of Securities             Value of Unexercised
                                                     Underlying Unexercised Options    In-the-Money Options at Fiscal
                        Shares                           at Fiscal Year End (#)                Year End ($)(1)
                      Acquired on        Value       ------------------------------    ------------------------------
Name                 Exercise (#)     Realized ($)   Exercisable      Unexercisable    Exercisable      Unexercisable
-----------------    ------------     ------------   -----------      -------------    -----------      --------------
Yacha Sutton                --               --          341,000           484,000              --               --
Sagi Genger                 --               --           33,000           457,000              --               --
Kevin Morano                --               --               --           300,000              --               --
Alon Maor                   --               --           39,999           165,001              --               --
Robert Grant                --               --           30,000           145,000              --               --

(1) The closing price of the Ordinary Shares on December 31, 2002 was $2.00 per share.

      Director's Compensation


      At the 2002 Annual Meeting of Shareholders, the shareholders approved for each director (other than the Chairman and Vice-Chairman), a cash retainer fee for participation in meetings of the Board of Directors or any committee of $2,500 per calendar quarter. Directors are not entitled to receive any additional per-meeting fee, but will be reimbursed for their reasonable travel and accommodation expenses. In addition, the shareholders approved a future annual option grant of 10,000 options to each director and 50,000 options to each of the Chairman and Vice Chairman of the Board. The Chairman of the Board of Directors, Prof. Frenkel, and the Vice Chairman of the Board of Directors, Mr. Arie Genger, are each entitled to an advisory fee of up to $120,000 per year. Shareholder approval for the compensation terms of the Company's directors is sought annually; see "Proposal 4 - Approval of Directors' Compensation." For a description of Mr. Thomas G. Hardy's former consulting agreement with the Company, see "Certain Relationships and Related Transactions", below. See also "Proposal 7 - Approval of the Arrangement between the Company and Dr. Darrell Rigel" and "Proposal 9 - Approval of the Employment Terms and Compensation of Avner Raz as Chief Executive Officer of the Company."


      Employment Agreements, Termination Provisions and Change in Control Provisions

Employment Agreement with Mr. Yacha Sutton

      Effective January 1, 2000, the Company entered into an employment agreement with Mr. Yacha Sutton (the "Sutton Agreement"), pursuant to which Mr. Sutton was employed by the Company in the position of Chief Executive Officer. In April 2001, the Board approved an increase in Mr. Sutton's annual base salary to $300,000. The Sutton Agreement expired on December 31, 2002.

      Under the Sutton Agreement, Mr. Sutton was entitled to use a Company vehicle in accordance with the Company's existing policies and the Company provided Mr. Sutton with such additional benefits as are generally provided by the Company to its senior executives, including managers' insurance and Education Fund. The Sutton Agreement provides for non-competition and non-solicitation covenants for a period of two years following the date of termination of the Sutton Agreement.

      Following the expiration of the Sutton Agreement and Mr. Sutton's employment, the Company was obligated to pay him (i) any severance payment to which he was entitled pursuant to applicable Israeli law less any amounts received by Mr. Sutton from (x) his Managers' Insurance as a severance payment and (y) other payments made in his favor to Keren Hishtalmut Fund, (ii) earned but unpaid benefits under Company plans (iii) vested share options under the terms of the respective option agreements and option plans, and (iv) a special bonus on the sale of a subsidiary of the Company. In return, Mr. Sutton waived any claims against the Company.

Employment Agreement with Mr. Sagi Genger

      Mr. Genger has entered into an employment agreement with the Company and Lumenis Inc., dated as of January 21, 2003, which is effective as of July 1, 2001 (the "Genger Agreement"). The Genger Agreement may be terminated at the option of either party upon 90 days prior notice. Pursuant to the Genger Agreement, Mr. Genger serves as the Chief Operating Officer of the Company and Lumenis Inc. The Genger Agreement provides for an annual base salary of $250,000. In addition, Mr. Genger is entitled to a bonus equal to 100% of his annual base salary if 100% of targets are met. In addition, the Genger Agreement provides for all benefits, such as pension, life insurance, medical and dental insurance, disability insurance, certain saving programs and participation in the Company's 401K plan, as are generally granted to the Company's senior executives.

      In the event of any termination of the Genger Agreement and Mr. Genger's employment, the Company and Lumenis Inc. will only be obligated to pay (i) base salary and benefits through the notice period, provided that Mr. Genger continues his employment obligations through such period (if so required), (ii) the lump sum severance payment to which Mr. Genger is entitled by law, but in no event less than the last month's salary for each 12-month period of Mr. Genger's employment with the Company and Lumenis Inc. and a pro-rata portion for any shorter period since the last anniversary and through the notice period. Moreover, in the event that Mr. Genger's employment with the Company and Lumenis Inc. is terminated by (i) the Company or Lumenis Inc. (ii) due to a change in control or (iii) by Mr. Genger for good cause, Mr. Genger will be entitled to a lump sum of $350,000 and benefits for a 12-month period, payments pursuant to the Company's bonus plan as if he was employed throughout the whole calendar year for which the bonus is paid and acceleration of vesting of all unvested options that would by their terms vest in the 12-month period following termination.

      The Genger Agreement also includes confidentiality and non-competition terms and conditions.

      In addition to the above, the Company and Mr. Genger entered into a pledge agreement effective as of June 1, 2002 in connection with the 2001 guarantee by the Company of $2 million in debt incurred by Mr. Genger in connection with certain relocation expenses. Pursuant to the pledge agreement, the guarantee is secured by 149,500 Ordinary Shares held by Mr. Genger. The guarantee will terminate on the earlier to occur of (i) June 1, 2003; or (ii) the termination of Mr. Genger's employment with the Company. The Company and Mr. Genger had intended to extend the guarantee; however, since the Sarbanes-Oxley Act of 2002 prohibits any extension or modification of a loan to an executive officer, the guarantee cannot be extended beyond June 1, 2003. See "Certain Relationships and Related Transactions" below.

Employment Agreement with Mr. Kevin Morano

      Mr. Morano has entered into an employment agreement with the Company and Lumenis Inc., dated as of January 21, 2003, which is effective as of March 1, 2002 (the "Morano Agreement"). The Morano Agreement may be terminated at the option of either party upon 90 days prior notice. Pursuant to the Morano Agreement, Mr. Morano serves as the Chief Financial Officer of the Company and Lumenis Inc. The Morano Agreement provides for an annual base salary of $250,000. In addition, Mr. Morano is entitled to a bonus equal to 100% of his annual base salary if 100% of targets are met. In addition, the Morano Agreement provides for all benefits, such as pension, life insurance, medical and dental insurance, disability insurance, certain saving programs and participation in the Company's 401K plan, as are generally granted to the Company's senior executives.

      In the event of any termination of the Morano Agreement and Mr. Morano's employment, the Company and Lumenis Inc. will only be obligated to pay (i) base salary and benefits through the notice period, provided that Mr. Morano continues his employment obligations through such period (if so required), (ii) the lump sum severance payment to which Mr. Morano is entitled by law, but in no event less than the last month's salary for each 12-month period of Mr. Morano's employment with the Company and Lumenis Inc. and a pro-rata portion for any shorter period since the last anniversary and through the notice period. Moreover, in the event that Mr. Morano's employment with the Company and Lumenis Inc. is terminated by (i) the Company or Lumenis Inc. (ii) due to a change in control or (iii) by Mr. Genger for good cause, Mr. Morano will be entitled to a lump sum of $300,000 and benefits for a 12-month period, payments pursuant to the Company's bonus plan as if he was employed throughout the whole calendar year for which the bonus is paid and acceleration of vesting of all unvested options that would by their terms vest in the 12-month period following termination.

      The Morano Agreement also includes confidentiality and non-competition terms and conditions.

Employment Agreement with Mr. Alon Maor

      Effective August 3, 2001, the Company entered into an employment agreement with Mr. Alon Maor (the "Maor Agreement") pursuant to which Mr. Maor serves as Executive Vice President, the Aesthetic Business Unit. The Maor Agreement may be terminated by either party upon the provision of six-months prior notice or three years after the effective date. The term will extend for additional one year periods following the completion of the initial three-year term unless either party delivers a notice of intention not to renew no later than six months preceding the expiration of the then-current term.

      Pursuant to the Maor Agreement, Mr. Maor receives an annual base salary in the amount of $200,000, an annual housing allowance equal to his actual rent or acquisition costs, but subject to an annual maximum of $96,000, an annual allowance for the education of his children from pre-school through high school (subject to a tax gross up), the sum of $20,000 for certain relocation expenses (part of which may be reimbursed if Mr. Maor is terminated for cause prior to the second anniversary of the Maor Agreement); and all benefits, such as pension, life insurance, medical and dental insurance disability insurance, certain saving programs and participation in the Company's 401K plan, as are granted to the Company's Senior Executives.

      In addition, Mr. Maor shall be awarded an annual bonus of 90% of his annual base salary payment if the Aesthetic Business Unit meets certain annual targets mutually agreed upon by the Chief Executive Officer and Mr. Maor. If achievement of the goals exceeds or is less than 100%, the percentage of base salary to be paid as bonus shall correspondingly be increased in excess of or decreased below the set 90%.

      The Maor Agreement also includes confidentiality and non-competition terms and conditions.

Employment Agreement with Mr. Robert Grant

      Effective July 11, 2002, the Company entered into an employment agreement with Mr. Robert Grant (the "Grant Agreement") pursuant to which Mr. Grant served as Executive Vice President, Medical Business Unit. The Grant Agreement was terminated on March 4, 2003.

      Pursuant to the Grant Agreement, Mr. Grant received an annual base salary in the amount of $200,000, as of July 1, 2002, and an annual target bonus of $180,000, based on performance goals measured as follows: 50% based on corporate performance, 40% based on Surgical and Ophthalmic business performance and 10% based on individual performance. In addition, Mr. Grant was entitled to a $72,000 retention bonus.

      Compensation Committee Interlocks and Insider Participation in Compensation Decisions


      No present member of the Compensation Committee or the Board (which during 2002 and during January 2003 determined executive compensation for the Company) is currently, or was at any time during the fiscal year ended December 31, 2002, an officer or employee of the Company, other than Mr. A. Genger (and, effective as of June 20, 2003, Mr. Raz). Mr. Thomas G. Hardy served as a consultant to the Company during 2002. See "Certain Relationships and Related Transactions" below. The consultant agreement between the Company and Mr. Hardy terminated on October 31, 2002. See also "Proposal 7 - Approval of the Arrangement Between the Company and Dr. Darrell Rigel" and "Proposal 9 - Approval of the Employment Terms and Compensation of Avner Raz as Chief Executive Officer of the Company." No executive officer of the Company served on the board of directors or compensation committee of any entity that has one or more executive officers serving as members of the Company's Board of Directors or Compensation Committee.


EQUITY COMPENSATION PLAN INFORMATION


      The following table provides information about the Company's Ordinary Shares that may be issued upon the exercise of options and rights under all of the Company's existing equity compensation plans as of December 31, 2002.


-------------------------------------------------------------------------------------------------------------------
                                                                                   Number of securities remaining
                            Number of securities to    Weighted-average exercise    available for future issuance
                            be issued upon exercise      price of outstanding         under equity compensation
                             of outstanding options      options, warrants and       plans (excluding securities
Plan Category                      and rights                   rights                reflected in column (a))
                                      (a)                         (b)                            (c)
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans         12,425,745                   $13.263                       1,183,722
approved by security
holders
-------------------------------------------------------------------------------------------------------------------
Equity compensation plans            None                        N/A                            N/A
not approved by security
holders
-------------------------------------------------------------------------------------------------------------------

After December 31, 2002, the Israel 2003 Option Plan was adopted by the Board of Directors without shareholder approval. For a description of this Plan, see Proposal 6 above. In addition, as part of the new financing arrangement with the Bank Hapoalim B.M. ("Bank") entered into in February 2003 the Company re-priced the outstanding 1,136,300 options held by the Bank to an exercise price of $1.17, the current market price, and granted the Bank an additional 275,000 options at an exercise price of $1.17.

BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

      General Compensation Policy

      During 2002, Executive compensation policies were determined by the full Board of Directors. The Board's fundamental compensation policy is to make a substantial portion of executive officers' compensation contingent on the Company's growth, financial performance and meeting specific targeted events. Accordingly, in addition to base salary, the Company offers bonuses/incentive compensation (which are tied to the Company's and the executive's performance goals) and stock option awards. The Board and the Compensation Committee believe that providing incentives to the executive officers through both cash bonus and equity based incentives (stock options in the Company) benefits shareholders by aligning the long term interests of shareholders and employees.

      Each executive officer's compensation package consists of: (i) salary,
(ii) benefits, which include medical, dental, life insurance and participation in a 401(k) plan for United States employees and comparable benefits for employees in other locations; (iii) may include either or both stock options under the Company's stock option plan and/or eligibility for incentive compensation; and (iv) special severance provisions in case of termination of employment by the Company, due to a change in control, or termination by the executive for good cause; in such event the executive will be entitled to a specified sum and benefit payments generally paid monthly over a 9-month period, payments pursuant to a bonus as if he was employed throughout the whole calendar year for which bonus is paid and acceleration of vesting of all unvested options that would by their terms vest in the 12-month period following termination.

      Factors

      The principal factors considered in establishing the components of each executive officer's compensation package for the 2002 fiscal year are summarized below. The Board and the Compensation Committee may, in their respective discretion, apply entirely different factors, particularly different measures of financial performance, in setting executive officers' compensation for future fiscal years. However, all compensation decisions will be designed to further the general compensation policy indicated above.

      Base Salaries

      Base salaries for executive officers are determined based upon the Board's and the Compensation Committee's evaluation of the responsibilities of the position held and the experience of the individual, and by reference to historical levels of salary paid by the Company and its predecessors.

      Salary adjustments are based on a periodic evaluation of the performance of the Company and each executive officer, and also take into account new responsibilities. In the case of executive officers with responsibility for a particular business unit, such unit's financial results are also considered. The Board and the Compensation Committee take into account the effect of corporate transactions that have been consummated during the relevant year and, where appropriate, also consider non-financial performance measures. These include increases in market share, manufacturing efficiency gains, improvements in product quality and improvements in relations with customers, suppliers and employees.

      Annual Incentive Compensation Awards

      The variable compensation payable annually to executive officers generally consists principally of annual incentive compensation awards. Annual incentive compensation provides for bonuses determined in accordance with a formula relating to achievement of Company performance goals. Such performance goals are set annually by the Board and the Compensation Committee.

      Other Incentive Compensation Awards

      The other principal component of executives' compensation is stock options, which are intended as a tool to attract, provide incentive to and to retain those executives who make the greatest contribution to the business, and who can have the greatest effect on the long term profitability of the Company. The exercise price of stock options under any grant is generally set at a price equal to the market price of the Ordinary Share on the date of the grant. The options therefore do not have any value to the executive unless the market price of the Ordinary Shares rises. The Board and the Compensation Committee believe that these stock options more closely align the executives' interests with those of the Company's shareholders, and focus management on building profitability and long-term shareholder value.

      Certain Agreements

      The Board recognizes that there are circumstances which may result in departure or distraction of the executive officers and other key personnel. Because the Board considered it essential to the best interests of the Company's shareholders to foster the continuous employment of the executive officers, it determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of the executive officers to their assigned duties without distraction in the face of the prevailing circumstances. Accordingly, the Company entered into employment agreements with Messrs. S. Genger and Morano to ensure retention and motivation of these executives and is currently negotiating with additional senior executive officers their employment terms. By entering into these retention agreements with current management, the Company's intention was to provide these senior executives with adequate incentive to remain with the Company. In determining the executive compensation levels (in the agreements described above and otherwise), consideration was given to, among other things, the individual executive's experience and historical and anticipated contribution to the Company. Consideration was also given to the amount and forms of compensation paid to like executives by other companies in the Company's industry, to the extent that such information was available. No specific weight is given to any of these considerations.

      Compensation of Chief Executive Officer


      The Vice Chairman of the Board of Directors, Mr. Arie Genger, was appointed as Chief Executive Officer of the Company effective January 1, 2003 and will hold that position until the appointment of Mr. Avner Raz is effective on June 20, 2003. Mr. A. Genger has not entered into an employment agreement with the Company and is only entitled to the compensation and reimbursement as described above (See Proposal 4 - "Approval of Directors' Compensation"), for serving as Vice Chairman of the Board of Directors. Mr. A. Genger does not receive any additional compensation from the Company for acting as Chief Executive Officer other than reimbursement for certain out-of-pocket expenses incurred by him in such position.


      Mr. Sutton was employed by the Company in the position of Chief Executive Officer until December 31, 2002. The employment agreement of Mr. Sutton became effective as of January 1, 2000. The material terms of Mr. Sutton's employment agreement are described above under the heading "Employment Contracts, Termination of Employment and Change-in-Control Arrangements." In setting Mr. Sutton's compensation, the Board considered factors such as individual and corporate performance (without reference to any specific performance related targets) and individual experience and expertise. In addition, the Board considered Mr. Sutton's overall compensation relative to compensation levels of chief executive officers of other comparable companies. No particular weight was given by the Board to any of the foregoing factors.

      Deductibility of Compensation

      The Board and the Compensation Committee will, in general, seek to ensure that compensation paid to the Company's executive officers will not fail to be deductible to the Company by reason of application of Section 162(m) of the United States Internal Revenue Code of 1986, as amended. The Board and the Compensation Committee believe, however, that it is appropriate to retain flexibility to authorize payments of compensation that do not qualify for deductibility if, in the Committee's judgment, it is in the Company's best interest to do so.

                          THE BOARD OF DIRECTORS
                          PROF. JACOB A. FRENKEL
                          Mr. ARIE GENGER
                          Mr. AHARON DOVRAT
                          Mr. PHILIP FRIEDMAN
                          Mr. THOMAS G. HARDY
                          DR. DARRELL S. RIGEL
                          Mr. SASH A. SPENCER
                          Mr. MARK H. TABAK
                          PROF. ZEHEV TADMOR

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      The Company's management retained Mr. Thomas G. Hardy, a director, as an outside consultant and agreed with Mr. Hardy on the terms relating to such engagement (the "Hardy Agreement"), which commenced as of October 1, 2000. The initial term of the Hardy Agreement, which was approved by shareholders at the 2001 Annual General Meeting, was through September 30, 2001 and was extended for an additional one-month period. The parties subsequently extended the Hardy Agreement for an additional year through October 31, 2002 with an automatic renewal for a successive one-year period unless earlier terminated by either party. The extended period of the Hardy Agreement was approved by the shareholders at the 2002 Annual General Meeting. Pursuant to the initial term, in consideration of the consulting services, the Company paid Mr. Hardy a consulting fee in the amount of $5,000 for each day of services that were rendered. During the extended term, the Company paid Mr. Hardy an annual consulting fee of $180,000. The Hardy Agreement was terminated on October 31, 2002. Under the terms of the Hardy Agreement, Mr. Hardy assisted the Company in strategic planning. During 2002 Mr. Hardy received approximately $183,000 from the Company for services rendered.

      The Company and TRI, whose chairman and chief executive officer is Mr. Arie Genger, the Vice-Chairman of the Board of Directors and Chief Executive Officer of the Company, entered into a Sub-lease Agreement made as of June 30, 2001 (the "Sublease Agreement") pursuant to which TRI subleases to the Company office space in New York. In consideration for the use of this space, the Company pays rent to TRI as a percentage of TRI's fixed rent, escalation rent and electricity charges pursuant to TRI's lease with its landlord. In addition, the Company has entered into an Office Service Agreement pursuant to which TRI provides Lumenis with certain office support services including: receptionist telephone support, certain secretarial support, office supply purchasing assistance, catering services, computer and communication support and other similar office support functions as needed. In consideration for the services provided under the Office Service Agreement, the Company pays TRI a monthly fee equal to $15,000. For 2002 the Company incurred rent expenses to TRI of approximately $467,000 under the Sublease Agreement and incurred an additional $180,000 under the Office Service Agreement. The Sublease Agreement and the Office Service Agreement were extended on November 1, 2002 for an additional period of 18 months and will expire on September 29, 2004. The extension of the Sublease Agreement and the Office Service Agreement were made under the same terms of the original agreements, except for enlarging the space leased and the respective rent payments. This extension of the Sublease Agreement and the Office Service Agreement is subject to the approval of the Company's Board of Directors.

      During 2001, the Board of Directors and the Audit Committee approved the grant to Mr. Sagi Genger, the Company's Chief Operating Officer, of a guarantee in the amount of $2,000,000 in connection with his relocation. The guarantee is secured by 149,500 of the Company's shares held by Mr. Genger, which were valued at $4,364,000 as of June 1, 2001. The guarantee is to terminate on the earlier to occur of (i) June 1, 2003 or (ii) the termination of Mr. Genger's employment with the Company. In the event of termination by the Company of Mr. Sagi Genger's employment or in the event of a change in control of the Company, the Company may recover any payments made under the guarantee only to the extent of the shares pledged. The Company and Mr. Sagi Genger had intended to extend the guarantee, however, the Sarbanes-Oxley Act of 2002 prohibits any extension or modification of a loan to an executive officer; accordingly the guarantee cannot be extended beyond June 1, 2003.

      During 2002, the Company was involved in the following transactions with Coherent, Inc., beneficial owner of more than 10% of the outstanding Ordinary
Shares: purchases of raw material in the amount of $26,690,000, rent expenses at one of the Company's facilities in the amount of $3,251,000 and other non-operating expenses in the amount of approximately $693,000.

      See also "Proposal 7 - Approval of the Arrangement Between the Company and Dr. Darrell Rigel."


      For the employment terms and compensation of Mr. Avner Raz, a director in the Company, see "Proposal 9 - Approval of the Employment Terms and Compensation of Avner Raz as Chief Executive Officer of the Company".


PERFORMANCE GRAPH

      The following graph compares the Company's cumulative total shareholder return to the NASDAQ Stock Market Index and the MG Medical Appliances/Equipment Index (provided by Media General Financial Services, Inc.) over the five year period beginning on December 31, 1997 and ending on December 31, 2002. The total shareholder return assumes $100 invested at the beginning of the period in the Company's Ordinary Shares, the NASDAQ Stock Market Index and the MG Medical Appliances/Equipment Index. It also assumes reinvestment of all dividends. Past financial performance should not be considered to be a reliable indicator of future performance, and investors should not use historical trends to anticipate results or trends in future periods.

   [THE FOLLOWING TABLE WAS DEPICTED AS A LINE CHART IN THE PRINTED MATERIAL.]

                      1997       1998       1999       2000        2001       2002
LUMENIS LTD.         100.00      27.10      24.68      31.13       50.84       5.16
MG GROUP INDEX       100.00     125.47     126.09     181.89      173.11     164.03
NASDAQ MARKET INDEX  100.00     141.04     248.76     156.35      124.64      86.94

PROPOSALS OF SHAREHOLDERS

      Under Rule 14a-8 of the Securities Exchange Act of 1934 (the "Exchange Act"), any shareholder of the Company who intends to present a proposal at the 2004 Annual General Meeting of shareholders and who wishes the proposal to be included in the Proxy Statement for such meeting must submit the proposal in writing to the Secretary of the Company, at the principal executive offices of the Company. The proposal must be received no later than January 1, 2004.

      Shareholders who do not desire to comply with the requirements of Rule 14a-8, must satisfy the requirements of the Companies Law in order to have a proposal presented at the 2004 Annual Meeting. Under the Companies Law, only shareholders who hold at least one percent (1%) of the outstanding voting rights are entitled to request that the Board of Directors of the Company include a proposal, in a future shareholders meeting, provided that such proposal is appropriate to be discussed in such meeting.

      Rule 14a-4(c)(1) of the Exchange Act governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company's Proxy Statement. Rule 14a-4(c)(1) provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the first anniversary date of the date of mailing of the prior year's Proxy Statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the Proxy Statement.

      With respect to the Company's Annual General Meeting of shareholders to be held in 2004, if the Company is not provided with notice of a shareholder proposal, which proposal has not been submitted for inclusion in the Company's Proxy Statement, by March 15, 2004 the Company will be permitted to use its voting authority as described above.

OTHER BUSINESS

      The Board of Directors of the Company is not aware of any other matters that may be presented at the Annual Meeting other than those mentioned in the attached Company's Notice of Annual Meeting of shareholders. If any other matters do properly come before the Annual Meeting, it is intended that the persons named as proxies will vote, pursuant to their discretionary authority, according to their best judgment in the interest of the Company.

ADDITIONAL INFORMATION

      Copies of the Company's 2002 Annual Report on Form 10-K to shareholders are being mailed to the shareholders concurrently with this Proxy Statement. The financial statements and financial information appearing in such Annual Report are incorporated by reference herein.

                                         By Order of the Board of Directors,


                                         Mr. Stephen B. Kaplitt,
                                         Executive Vice President,
                                         General Counsel and Secretary
Yokneam, Israel

April 30, 2003

                                                                       Exhibit A

                                  LUMENIS LTD.
                                   ISRAEL 2003
                                SHARE OPTION PLAN

                                   ARTICLE I.
                                     Purpose

This Israel 2003 Share Option Plan (the "Plan") is intended to provide incentive compensation to, and to encourage share ownership by, the directors, officers, employees (the "Optionees") of Lumenis Ltd. and its subsidiaries (collectively, the "Company"), that are residents of the State of Israel in order to align their interests with those of the Company's shareholders, and to encourage the sense of proprietorship of such parties, and to stimulate the active interest of such parties in the development and financial success of the Company by providing them with opportunities to purchase shares in the Company, pursuant to the Plan approved by the board of directors of the Company (the "Board") and to encourage such parties to remain in their respective capacities with the Company.

The word "employee", when used in this Plan, shall have the meaning, with respect to each Optionee, as provided in the relevant law rules or regulation applicable within the Israeli law.

The word "subsidiary", when used in the Plan, shall mean any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the chain) owns stock possessing more than 50 percent of the total combined voting power of all classes of stock in one of the other corporations in such chain.

Options granted under the Plan may contain such terms as will qualify such options for the special tax treatment under section 102(b)(2) of the Israeli Tax Ordinance (New Version), 5721-1961, as amended (the "Ordinance"), and the Income Tax Rules (Tax Benefits in Stock Issuances to Employees) 5763-2003 (the "Rules") ("102(b)(2) Options").

The Company's election of the type of 102 Options granted to Employees (the "Election"), shall be appropriately filed with the Israeli Tax Authorities at least 30 days before the date of grant of 102(b)(2) Options. The Election shall obligate the Company to grant only the type of 102 Options it has elected, and shall apply to all Optionees who were granted Approved 102 Options until the end of the year following the year during which the Company first granted 102(b)(2) Options, all in accordance with the provisions of Section 102(g) of the Ordinance. For the avoidance of doubt, the Company has elected the type of 102 Options to be granted as the 102(b)(2) Options and such Election shall not prevent the Company from granting unapproved 102 Options simultaneously.

The 102(b)(2) Options which shall be granted to Optionees and/or any shares issued upon exercise of such Options and/or any other shares received subsequently following any realization of rights resulting from a 102(b)(2) Option or from shares issued upon exercise of a 102(b)(2) Option, including without limitation bonus shares, shall be issued to a trustee nominated by the Committee, and approved in accordance with the provisions of Section 102 of the Ordinance (the "Trustee") and held for the benefit of the Optionees for a period of not less than two years (24 months) from the end of the tax year in which the options were granted (the "Holding Period"), and thereafter, the Trustee will transfer the Options or the Option shares, as the case may be, to the Optionees and/or to any third party upon his/her demand, subject to any deduction or withholding required under the Ordinance, the Rules or any other applicable law.

With respect to any 102(b)(2) Options, subject to the provisions of Section 102 and any rules or regulation or orders or procedures promulgated thereunder, an Optionee shall not be entitled to sell or release from trust any Share received upon the exercise of a 102(b)(2) Options and/or any share received subsequently following any realization of rights, including without limitation, bonus shares, until the lapse of the holding period required under Section 102 of the Ordinance.

For the purposes of this Plan the Company has appointed Ernst and Young (Israel) (Kost Forer and Gabbay), or any substitute thereof to serve as Trustee under the Plan and under the terms of a Trust Agreement as shall be approved and amended from time to time by the Board or the Executive committee thereof.

All options granted hereunder, whether together or separately, shall be referred to hereinafter as the "Options".

                                  ARTICLE II.
                                 Administration

The Plan shall be administered by the Compensation Committee of the Board (the "Committee"). Notwithstanding the above, the Board shall automatically have a residual authority if no Committee shall be constituted or if such Committee shall cease to operate for any reason whatsoever.

Subject to the provisions of the Plan and any applicable law or NASDAQ Stock Market ("NASDAQ") rule the Committee shall have the power to recommend to the Board and the Board shall have the full power and authority to: (i) designate participants; (ii) determine the terms and provisions of the respective Option Agreements, including, but not limited to, the number of Options to be granted to each Optionee, the number of Shares to be covered by each Option, provisions concerning the time and the extent to which the Options may be exercised and the nature and duration of restrictions as to the transferability or restrictions constituting substantial risk of forfeiture and to cancel or suspend awards, as necessary; (iii) determine the Fair Market Value of the Shares covered by each Option; (iv) make an election as to the type of Approved 102 Option; and (v) designate the type of Options.

The Committee shall have full power and authority to: (i) alter any restrictions and conditions of any Options or Shares subject to any Options (ii) interpret the provisions and supervise the administration of the Plan; (iii) accelerate the right of an Optionee to exercise in whole or in part, any previously granted Option; (iv) determine the exercise price of the Option; (v) prescribe, amend and rescind rules and regulations relating to the Plan; and (vi) make all other determinations deemed necessary or advisable for the administration of the Plan.

Notwithstanding the above, the Committee shall not be entitled to grant Options to the Optionees, however, it will be authorized to issue Shares underlying Options which have been granted by the Board and duly exercised pursuant to the provisions herein in accordance with section 112(a)(5) of the Companies Law 5759-1999 ("Companies Law"). All decisions, determinations and interpretations of the Committee shall be final and binding on the Optionee.

                                  ARTICLE III.
                                     Shares

The shares to be optioned under the Plan shall be either (i) authorized but unissued Ordinary Shares, par value NIS 0.1 per share, of the Company, or (ii) Ordinary Shares which the Company may acquire (together, the "Ordinary Shares").

Under the Plan, the total number of Ordinary Shares which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, 2,000,000 Ordinary Shares. The Ordinary Shares shall be adjusted or increased in accordance with the provisions of Article X and Article XIX hereof.

The number of Ordinary Shares available for grant of Options under the Plan shall be decreased by the sum of the number of shares with respect to which Options have been issued and that are then outstanding and the number of shares issued upon exercise of Options. In the event that any outstanding Option under the Plan for any reason expires, is terminated, or is canceled prior to the end of the period during which options may be granted, the Ordinary Shares underlying such option, may again be subject to an Option under the Plan.

Each Option granted pursuant to the Plan, shall be evidenced by a written agreement between the Company and the Optionee (the "Option Agreement"). Each Option Agreement shall state, among other matters, the number of Shares to which the Option relates, the vesting dates, the purchase price per share, the expiration date and such other terms and conditions as the Committee or the Board in its discretion may prescribe, provided that they are consistent with this Plan. Options may be granted at any time after this Plan has been approved by the Company, subject to any further approval or consent required under
Section 102 of the Ordinance or the Rules, in case of 102 Options, except that any and all Options shall be effective upon their grant provided that all required approvals shall have been received in respect of the grant of such Option, as required under the relevant rules and regulations, and the Optionee has signed and delivered to the Company a notice and undertaking as required under such rules.

                                  ARTICLE IV.
                           Eligibility of Participants

Office holders and other employees of the Company or of its subsidiaries and directors of the Company or its subsidiaries who are residents of the State of Israel, shall be eligible to participate in the Plan.

To the extent applicable and anything in the Plan to the contrary notwithstanding, all grants of Options to directors and office holders ("Nosei Misra" - as such term is defined in the Companies Law) shall be authorized and implemented only in accordance with the provisions of the Companies Law, as in effect from time to time, or Executive Officers, as such term is defined under the SEC rules and regulations.

                                   ARTICLE V.
                                  Option Price

Unless the Committee determines otherwise, the option exercise price shall be the last reported sales price of the Ordinary Shares on the NASDAQ (the "Fair Market Price"), on the date of grant.

                                  ARTICLE VI.
                                Terms of Options

The Committee shall determine the dates after which Options may be exercised, in whole or in part. An Option is exercisable in installments, and may be exercisable in whole or in part, with the unexercised portion of the Option remaining exercisable.

Any other provision of the Plan notwithstanding, no Option shall be exercised after the tenth anniversary of the date that the Option was granted (the "Termination Date").

With respect to the directors, Chief Executive Officer ("CEO"), officers reporting directly to the CEO of the Company or EVPs, the Options granted hereunder shall become exercisable with respect to the entire amount of the Ordinary Shares underlying such Options immediately upon a Change in Control of the Company, unless the Board or the Committee determined otherwise with respect to any specific director or officer upon approval of the Options granted. A "Change in Control" means the first to occur of any of the following dates:

(i) An acquisition (other than directly from the Company) of any voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company's then outstanding Voting Securities, unless such Person has filed a Schedule 13D within the 12 month period prior to the Plan being first approved by the Board; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (X) the Company or
      (Y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person who files in connection with such acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed an "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (i);

(ii) The individuals who, as of the beginning of any two year period, are members of the Board (the "Incumbent Board"), ceasing for any reason, during such two year period, to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Agreement, be considered a member of the Incumbent Board; or

(iii) The consummation of any of the following transactions as entered into by the Company:

      (A) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction" i.e., meets any of the requirements described in (i) or (ii) below:

            (i) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization; or

            (ii) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation immediately following the consummation of such merger, consolidation or reorganization;

      (B)   A complete liquidation or dissolution of the Company; or

      (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and after such, a Beneficial Owner acquires additional Voting Securities which increase the percentage of the then outstanding Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur.


Share options granted hereunder to employees may provide that if, prior to the Termination Date, an employee Optionee shall cease to be employed or to grant any services, without cause by the Company or a subsidiary thereof (otherwise than by reason of death or disability), the option will remain exercisable after the date of cessation of employment (unless specifically stated otherwise in the specific option grant letter) to the extent it was exercisable at the time of cessation of employment for a period of ninety (90) days after the date of cessation of employment, provided, however, that non-exercisable options will become void, at the date of cessation of employment. If, prior to the Termination Date, an Optionee shall cease to be employed by the Company or any subsidiary thereof by reason of a disability, Options granted hereunder may remain exercisable to the extent exercisable at the time of cessation of employment for a period of 12 months from the date of cessation of employment. For the purposes hereof, "cessation of employment" shall mean the date upon notification of termination of employment has been delivered, by either the Company or the Optionee. In no event, however, shall an Option be exercisable after the Termination Date. The Option shall expire with respect to all Ordinary Shares covered thereby into which at the time of termination of the Option, the Option was not exercisable. In the event of the death of an Optionee prior to the Termination Date and while employed by the Company or a subsidiary thereof or while entitled to exercise an Option pursuant to the preceding sentences of this paragraph, Options granted hereunder may provide that they will remain exercisable by the person or persons to whom the Optionee's rights under the Option pass by will or by applicable laws of descent and distribution and to the extent that the Optionee was entitled to exercise it on the date of death for a period of 12 months from the date of the death of the Optionee. Options granted to directors may provide that if, prior to the Termination Date, the director optionee ceases to serve as a director (for a reason other than removal for cause) after having served as such for at least two years, the option will remain exercisable after cessation of service as a director to the extent it was exercisable at the time of cessation of such service, until the Termination Date (or such earlier expiration date as may be set forth in the option grant or agreement). In addition, options granted to the Company's Chief Executive Officer who is scheduled to assume this position as of June 20, 2003 may provide that if, prior to the Termination Date, he shall cease to be employed by the Company, other than for cause, death or disability or as a result of voluntary termination by him, the option will remain exercisable after cessation of employment to the extent it was exercisable at the time of cessation of employment, until the Termination Date (or such earlier expiration date as may be set forth in the option grant or agreement).


Notwithstanding the above, if prior to the Termination date, an Optionee shall cease to be employed by the Company for reasons which, as determined by the Company in its discretion, amount to bad faith, gross negligence or fraud, or as a result of the termination of such Optionee for cause, any Option or portion of an Option not exercised as of the date of cessation of employment will expire and terminate on such date, unless specifically stated otherwise in the specific Option Agreement.

                                  ARTICLE VII.
                             Special Tax Provisions

                             INTENTIONALLY OMITTED.

                                  ARTICLE VIII.
                               Exercise of Options

An Optionee may exercise any exercisable Option by signing and returning to the Company at its principal office, a "Notice of Exercise" in the form prescribed from time to time by the Company together with payment of the exercise price. Cashless exercise of Options will be permitted under the Plan. Such payment will be made in Israeli Shekels (according to the exchange rate between the US Dollar and the Israeli Shekel at the date of exercise) in accordance with the terms of the related Option Agreement. The Notice of Exercise shall specify the number of Shares with respect to which the Option is being exercised. The Company is obligated to issue Shares upon such Notice of Exercise of an Option granted under the Plan upon (a) the Company's completion of any registration or other qualifications of the Ordinary Shares under any state and/or federal law, rulings or regulations or (b) representations and undertakings by the Optionee (or his legal representative, heir or legatee, in the event of the Optionee's death) to assure that the sale of the Ordinary Shares complies with any registration exemption requirements which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Optionee (or his legal representative, heir, or legatee): (a) is purchasing the Ordinary Shares for investment and not with any present intention of selling or otherwise disposing thereof; and (b) agrees to have placed upon the face and reverse of any certificates evidencing such Shares a legend setting forth (i) any representations and undertakings which such Optionee has given to the Company or a reference thereto and (ii) that, prior to effecting any sale or other disposition of any such Shares, the Optionee must furnish to the Company an opinion of counsel, satisfactory to the Company, that such sale or disposition will not violate the applicable requirements of State and federal laws and regulatory agencies.

Payment for Ordinary Shares purchased upon the exercise of an Option granted hereunder shall be made in full upon exercise of the Option, by wire transfer or certified or bank cashier's check payable to the order of the Company. Notwithstanding the aforesaid, cashless exercise of Options will be permitted under the Plan. The Ordinary Shares purchased shall there upon be promptly delivered to the Trustee, provided however, that the Company may, in its discretion, require that an Optionee pay to the Company or the Trustee, at the time of exercise or grant, as the case may be, such amount as the Company deems necessary to satisfy its obligation to withhold Israeli or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                                  ARTICLE IX.
                      Non-Transferability of Option Rights

No Option shall be transferable, except by will or the laws of descent and distribution. During the lifetime of the Optionee, the Option shall be exercisable only by Optionee, or by such Optionee's legal representative.

                                   ARTICLE X.
                      Adjustment for Recapitalization, Etc.

The aggregate number of Ordinary Shares which may be purchased upon exercise of the Options granted hereunder, the number of Ordinary Shares covered by each outstanding Option and the price per share of each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of the Company resulting from a stock split or other subdivision or consolidation of shares or payments of stock dividends or distributions or other increases or decreases in the number of outstanding Ordinary Shares effected without receipt of consideration by the Company or in the event of any other extraordinary transaction.

The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become issuable upon exercise of an Option.

                                  ARTICLE XI.
                        No Obligation to Exercise Option

The grant of an Option pursuant to the Plan shall impose no obligation on the Optionee to exercise such Option.

                                  ARTICLE XII.
                                 Use of Proceeds

The proceeds received from the issuance of Ordinary Shares upon exercise of Options, pursuant to the Plan shall be used for such purposes as the Company shall determine to be appropriate.

                                 ARTICLE XIII.
                             Rights as a Shareholder

The Company shall not be required to recognize an Optionee as a shareholder with respect to any share issuable or transferred, as the case may be, upon the exercise of such Option by the Optionee until such Optionee shall have become the holder of record of such share, and such Optionee shall not be entitled to vote or to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he/she shall have become the holder of record thereof, and with respect to shares held by the Trustee subject to the provisions of Article I herein and section 102 to the Ordinance.

                                  ARTICLE XIV.
                                Employment Rights

Neither the Option Plan nor the Option agreement with the Optionee shall impose any obligation on the Company or a subsidiary thereof, to continue any Optionee in its employ, or the hiring by the Company of the Optionee's services and nothing in the Plan or in any Option granted pursuant thereto shall confer upon any Optionee any right to continue in the employ or service of the Company or a subsidiary thereof or restrict the right of the Company or a subsidiary thereof to terminate such employment or service hiring at any time.

                                  ARTICLE XV.
                             Compliance with The Law

The Company shall not be liable for the non-issuance or non-transfer or any delay in issuance or transfer of any Ordinary Shares issuable or transferred, as the case may be, upon the exercise of any Options granted under the Plan which results from the inability of the Company to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Ordinary Shares of the Company upon exercise of the Options under the Plan or upon the transfer of Ordinary Shares issued upon such exercise, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of Options to reflect such transfer restrictions.

                                  ARTICLE XVI.
                  Rights deriving from the exercise of Options

To avoid doubt, the Optionees shall not have any of the rights or privileges of shareholders of the Company in respect of any Shares purchasable upon the exercise of any Option, nor shall they be deemed to be a class of shareholders or creditors of the Company for purpose of the operation of sections 350 and 351 of the Companies Law or any successor to such section, until registration of the Optionee as holder of such Shares in the Company's register of shareholders upon exercise of the Option in accordance with the provisions of the Plan, but in case of Options and Shares held by the Trustee, subject to the provisions of
Article VI of the Plan.

                                 ARTICLE XVII.
                               Transfer of Shares

By exercise of an option granted hereunder, the Optionee agrees that any sale, transfer or other disposition of any of the Ordinary Shares issued upon such exercise shall be made in accordance with the applicable requirements of Rule 144, including, if applicable, the volume limitations applicable to "affiliates" of the Company.

                                 ARTICLE XVIII.
                       Amendment or Discontinuance of Plan


Subject to any applicable law and NASDAQ Rule, the Board or the Committee may, without the consent of the Company's shareholders or any Optionee under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, including amendments deriving or needed as result of any legal changes or tax reform that may be enacted in Israel in the future or any other legal arrangements which may replace the current legal arrangement under Section 102 of the Ordinance, provided that no such action shall adversely affect Options granted hereunder prior to such amendment or modification without consent of any Optionee adversely affected.


                                  ARTICLE XIX.
                                      Taxes

Each Optionee shall be solely liable for all taxes and other fees resulting from the grant and/or exercise of Options granted under the Plan and disposition of shares acquired pursuant to the exercise of an Option.

Each Optionee should consult with his/her individual tax advisers to determine the possible tax consequences of the grant and/or exercise of Options granted under the Plan and the disposition of shares acquired pursuant to the exercise of the Option in his/her personal tax circumstances.

The Company and/or the Trustee (where applicable) shall withhold taxes according to the requirements under the applicable laws, rules, and regulations, including the withholding of taxes at source. Furthermore, the Optionee shall agree to indemnify the Company and the Trustee (where applicable) any shareholder, director, manager or other Nosei Misra in the Company, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Optionee.

The Board, the Committee and/or the Trustee shall not be required to release any Share certificate, issued upon exercise of an Option, to an Optionee, until all required payments have been fully made.

                                  ARTICLE XX.
                         Effectiveness and Term of Plan

The Plan shall become effective upon the approval of the Board of the Company and will expire on the tenth anniversary of the date of such approval. No Option may be granted pursuant to the Plan after the termination of the Plan, however, Options outstanding on that date may still be exercised in accordance with the terms of their grant.

                                  ARTICLE XXI.
                  Governing Law and Other National Regulations

The Plan and all instruments issued hereunder shall be governed by and interpreted in accordance with the laws of the State of Israel, subject to all applicable laws, rules, and regulations, whether of the State of Israel or any other state, and to such approvals by any governmental agencies or national securities exchanges as may be required.

                                                                       Exhibit B

                            ESC MEDICAL SYSTEMS LTD.
                             1999 SHARE OPTION PLAN

                                    ARTICLE I

                                     Purpose

      This 1999 Share Option Plan (The "Plan") is intended to provide incentive compensation to, and to encourage share ownership by, the directors, officers, employees and certain consultants and dealers of ESC medical Systems Ltd. and its subsidiaries (collectively, the "Company") in order to align their interests with those of the Company's shareholders, and to encourage such parties to remain in their respective capacities with the Company.

      The word "subsidiary", when used in the Plan, shall mean any corporation (other than the Company) in an unbroken chain of corporation beginning with the Company if, at the time of the granting of the option, each of the corporations (other than the last corporation in the chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

      It is intended that certain options granted under this Plan will qualify as "incentive stock options" under Section 422 of the United States Internal Revenue Code of 1986, as amended (the "Code"); provided, however, that incentive stock options shall only be granted to employees of the Company.

                                   ARTICLE II

                                 Administration

      The Plan shall be administered by the Option Committee or, in the absence thereof, the Compensation Committee of the Board of Directors (in each case the "Committee"). Subject to the provisions of the Plan and any applicable law or NASDAQ rule, the Committee shall have sole authority, in its absolute discretion: (a) to determine which of the eligible employees, directors, dealers and consultants of the Company and its subsidiaries shall be granted options;
(b) to authorize the granting of both incentive stock options and non-qualified options; (c) to determine the times when options shall be granted and the number of shares to be issued or transferred upon the exercise of each option; (d) subject to the limitations of ARTICLE V, to determine the exercise price of each option; (e) to determine the time or times at which each option becomes exercisable, the duration of the exercise period and any other restrictions on the exercise of options issued hereunder; (f) to prescribe the form or forms of the option agreements under the Plan (which forms shall be consistent with the terms of the Plan but need not be identical); (g) to adopt, amend and rescind such rules and regulations as, in its option, may be advisable in connection with the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all optionees.

                                   ARTICLE III

                                     Shares

      The shares to be optioned under the Plan shall either be (i) authorized but unissued Ordinary Shares, par value NIS 0.1 per share, of the Company, or
(ii) Ordinary Shares which the Company may acquire and deposit with General Investec Trust Company. Ltd., or any substitute thereof as Trustee under the Plan (the "Trustee") and under the terms of a Trust Agreement as shall be approved and amended from time to time by the Board or the Executive Committee thereof (together, the "Ordinary Shares"). Under the Plan, the total number of Ordinary Shares which may be purchased pursuant to options granted hereunder shall not exceed, in the aggregate, five million (5,000,000) Ordinary Shares, except as such number of shares shall be adjusted or increased in accordance with the provisions of ARTICLE X and Article XIX hereof.

      The number of Ordinary Shares available for grant of options under the Plan shall be decreased by the sum of the number of shares with respect to which options have been issued and that are then outstanding and the number of shares issued upon exercise of options. In the event that any outstanding option under the Plan for any reason expires, is terminated, or is canceled prior to the end of the period during which options may be granted, the Ordinary Shares underlying such option, may again be subject to an option under the Plan.

                                   ARTICLE IV

                           Eligibility of Participants

      Subject to ARTICLE VII, officers and other employees of the Company or of its subsidiaries and directors of the Company or its subsidiaries shall be eligible to participate in the Plan and receive incentive stock options or non-qualifying options.

      Directors who are not employees, future employees, dealers, or consultants of the Company shall also be eligible to participate in the Plan.

                                    ARTICLE V

                                  Option Price

      In the case of each option granted under the Plan, the option exercise price shall be not less than eighty-five percent (85%) of the last reported sales price (as expressed in either dollars or shekels adjusted to increase in Israeli CPI) of the Ordinary Shares on the Nasdaq Stock Market ("NASDAQ") (the "Fair Market Price"), on the date of grant.

                                   ARTICLE VI

                                Terms of Options

      The Committee shall determine the dates after which options may be exercised, in whole or in part. An option is exercisable in installments, and my be exercisable in whole or in part, with the unexercised portion of the option remaining exercisable.

      Any other provision of the Plan notwithstanding and subject to ARTICLE VII, no option shall be exercised after the tenth anniversary of the date that the option was granted (the "Termination Date"), and no option granted to an employee of the Company shall be exercisable before such employee accumulates at least one year of service with the company.

      With respect to the directors, the Chief Executive Office ("CEO") and the officers reporting directly to the CEO of the Company, the options granted hereunder shall become exercisable with respect to the entire amount of the Ordinary Shares underlying such options immediately upon a change in control of the Company, unless the Board or the Committee determined otherwise with respect to any specific director or officer upon approval of the options granted. A "Change in Control" means the first to occur of any of the following dates:

      (i) An acquisition (other than directly from the Company)of any voting securities of the Company by any "Person" (as the term person is used for purposes of Section 13(d) or 14 (d) of the Exchange Act) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange
            Act) of 20% or more of the combined voting power of the Company's then outstanding voting securities, unless such Person has filed a
            Schedule 13D within the 12 month period prior to the Plan being first approved by the Board of Directors; provided, however, in determining whether a Change in Control has occurred, voting securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (A) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (X) the Company or (Y) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), (B) the Company or its Subsidiaries, or (C) any Person who files in connection with such acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserved the right to seek control shall be deemed an "acquisition" of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (i);

      (ii) The individuals who, as of the beginning of any two year period, are members of the Board (the "Incumbent Board"), ceasing for any reason, during such two year period, to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company's common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of the Agreement, be considered a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

      (iii) Approval by stockholders of the Company of:

            (A) A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction" i.e., meets any of the requirements described in (a) or (b) below:

                  (a) the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least eighty percent (80%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the voting securities immediately before such merger, consolidation or reorganization;

                  (b) the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the surviving corporation immediately following the consummation of such merger, consolidation or reorganization; and

            (B)   A complete liquidation or dissolution of the Company; or

            (C) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the "Subject Person") acquired Beneficial Ownership of more than the permitted amount of the outstanding voting securities as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such, a Beneficial Owner acquires additional voting securities which increase the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a Change in Control shall occur.

      Share options granted hereunder to employees may provide that if, prior to the Termination Date, an optionee shall cease to be employed by the Company or a subsidiary thereof (otherwise than by reason of death or disability), the option will remain exercisable for a period not extending beyond three months after the date of cessation of employment (unless specifically stated otherwise in the specific option grant letter) to the extent it was exercisable at the time of cessation of employment. If, prior to the Termination Date, an employee optionee shall cease to be employed by the Company or any subsidiary thereof by reason of a disability within the meaning of Section 22(e)(3) of the Code, options granted hereunder may provide that they will remain exercisable for a period not extending beyond one year after the date of cessation of employment to the extent exercisable at the time of cessation of employment. In no even, however, shall an option be exercisable after the Termination Date. The option shall expire with respect to all Ordinary Share covered thereby into which at the time of termination of the option, the option was not exercisable. In the event of the death of an optionee prior to the Termination Date and while employed by the Company or a subsidiary thereof or while entitled to exercise an option pursuant to the preceding sentences of this paragraph, options granted hereunder may provide that they will remain exercisable until the earlier of (i) the Termination Date, and (ii) one year from date of death, by the person or persons to whom the optionee's rights under the option pass by will or by applicable laws of descent and distribution and to the extent that the optionee was entitled to exercise it on the date of death. Options granted to directors may provide (both as to future grants and by amendment to already outstanding grants) that if, prior to the Termination Date, the director optionee ceases to serve as a director (for a reason other than removal for cause) after having served as a director of the Company for at least two years, the option will remain exercisable after cessation of service as a director to the extent it was exercisable at the time of cessation of such service, until the Termination Date (or such earlier expiration date as may be set forth in the option grant or agreement).

      Notwithstanding the above, if prior to the Termination Date, an optionee shall cease to be employed by the Company for reasons which, as determined by the Company in its discretion, amount to bad faith, gross negligence or fraud, or as a result of the termination of such optionee for cause, any option or portion of an option not exercised as of the date of cessation of employment will expire and terminate on such date, unless specifically stated otherwise in the specific option grant letter.

                                   ARTICLE VII

          Special Provisions Applicable to Incentive Stock Options Only

      The aggregate fair market value (determined at the time the option is granted) of the Ordinary Shares with respect to which any incentive stock option is granted that is exercisable for the first time by the optionee during any calendar year, (under this Plan or any other share option plan of the Company or any parent or subsidiary thereof) shall not exceed $100,000.

      No incentive stock option may be granted to an individual who, at the time the option is granted, owns directly, or indirectly within the meaning of
Section 422(b)(6) of the Code, Ordinary Shares possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of any parent or subsidiary thereof, unless (i) such option has an option price of at least 110 percent of the fair market value of the Ordinary Shares on the date of the grant of such option and (ii) such option cannot be exercised more than five years after the date it is granted.

                                  ARTICLE VIII

                               Exercise of Options

      An optionee may exercise any exercisable option by signing and returning to the Company at its principal office, a "Notice of Exercise" in the form prescribed from time to time by the Company together with payment of the exercise price. Such payment will be made in dollars or Shekels in accordance with the terms of the related option grant letter. Each notice of Exercise shall include an acknowledgment by the optionee, if applicable, that the Company has not registered the shares issuable upon exercise of the option under the United States Securities Act of 1933, as amended (the "Securities Act"), or any similar law, and a representation by the optionee that he is acquiring such shares for investment and not with a view to their distribution or resale as such terms are defined in Rule 144 under the Securities Act ("Rule 144"). The optionee shall sign and deliver to the Company, upon its request, a separate investment representation, certificate or such other document as may be required by the Company's counsel, to such effect; provided, however, that such representation, certificate or other document may provide, if applicable, that the said investment restriction shall not be operative as to the shares subject to the option which may in the future be registered pursuant to the Securities Act. Furthermore, the Company may place an appropriate legend on any share certificate delivered to an optionee to the effect that, among other things deemed to be necessary to be stated in such legend, such shares were acquired pursuant to such an investment representation without registration of the shares.

      Payment for Ordinary Shares purchased upon the exercise of an option granted hereunder shall be made in full upon exercise of the option, by wire transfer or certified or bank cashier's check payable to the order of the Company, or by other means acceptable to the Company. The Ordinary Shares purchased shall thereupon be promptly delivered; provided, however, that the Company may, in its discretion, require that an optionee pay to the Company or the Trustee, at the time of exercise, such amount as the Company deems necessary to satisfy its obligation to withhold Israeli or United States Federal, state, or local income or other taxes incurred by reason of the exercise or the transfer of shares thereupon.

                                   ARTICLE IX

                      Non-Transferability of Option Rights

      No option shall be transferable, except by will or the laws of descent and distribution. During the lifetime of the optionee, the option shall be exercisable only by optionee, or by such optionee's legal representative.

                                    ARTICLE X

                  Adjustment for Recapitalization, Merger, Etc.

      The aggregate number of Ordinary Shares which may be purchased upon exercise of the options granted hereunder, the number of Ordinary Shares covered by each outstanding option and the price per share of each such option shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of the Company resulting from a stock split or other subdivision or consolidation of shares or payments of stock dividends or distributions or other increases or decreases in the number of outstanding Ordinary Shares effected without receipt of consideration by the Company or in the event of any other extraordinary transaction.

      The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise become issuable upon exercise of an option.

                                   ARTICLE XI

                        No Obligation to Exercise Option

      The grant of an option pursuant to the plan shall impose no obligation on the optionee to exercise such option.

                                   ARTICLE XII

                                 Use of Proceeds

       The proceeds received from the issuance of Ordinary Shares upon exercise of options, pursuant to the Plan shall be used for such purposes as the Company shall determine to be appropriate.

                                  ARTICLE XIII

                             Rights as a Shareholder

      The company shall not be required to recognize an optionee as a shareholder with respect to any share issuable or transferable, as the case may be, upon the exercise of such option by the optionee until such optionee shall have become the holder of record of such share, and such optionee shall not be entitled to vote or to any dividends or distributions or other rights in respect of such share for which the record date is prior to the date on which he shall have become the holder of record thereof.

                                   ARTICLE XIV

                                Employment Rights

      Nothing in the Plan or in any option granted hereunder shall confer on any optionee who is a director, officer or employee of the Company or any of its subsidiaries any right to interfere in any way with the right of the Company or any of its subsidiaries to terminate the optionee's employment at any time.

                                   ARTICLE XV

                             Compliance with The Law

      The Company shall not be liable for the non-issuance or non-transfer or any delay in issuance or transfer of any Ordinary Shares issuable or transferred , as the case may be, upon the exercise of any options granted under the Plan which results from the inability of the Company to obtain, or from any delay in obtaining, from any regulatory body having jurisdiction, all requisite authority to issue or transfer Ordinary Shares of the Company upon exercise of the options under the Plan or upon the transfer of Ordinary Shares issued upon such exercise, if counsel for the Company deems such authority necessary for lawful issuance or transfer of any such shares. Appropriate legends may be placed on the stock certificates evidencing shares issued upon exercise of options to reflect such transfer restrictions.

                                   ARTICLE XVI

                            Voting of Ordinary Shares

      Shares held by the Trustee under the Plan shall be voted in accordance with the instructions of the Board.

                                  ARTICLE XVII

                             Cancellation of Options

      The Committee, in its discretion, may, with the consent of any optionee, cancel any outstanding option hereunder.

      In the event that the average of the Fair Market Price (as calculated in ARTICLE V) of the Company's Ordinary Shares for a continuous period of three months is less than seventy-five (75%) of the exercise price of any option, the Committee may, with the consent of the optionee, cancel such option and grant a new option (which may require extended vesting period) under the Plan to the optionee.

                                  ARTICLE XVIII

                               Transfer of Shares

      By exercise of an option granted hereunder, the optionee agrees that any sale, transfer or other disposition of any of the Ordinary Shares issued upon such exercise shall be made in accordance with the applicable requirements of Rule 144, including, if applicable, the volume limitations applicable to "affiliates" of the Company.

                                   ARTICLE XIX

                       Amendment or Discontinuance of Plan

      Subject to any applicable law and NASDAQ Rule, the Board or the Committee may, without the consent of the Company's shareholders or any optionee under the Plan, at any time terminate the Plan entirely and at any time or from time to time amend or modify the Plan, provided that no such action shall adversely affect options granted hereunder prior to such amendment or modification without consent of any optionee aversely effected and, with respect to incentive stock options, the Board shall not, without approval of the stockholders, (a) increase the total number of Ordinary Shares which may be purchased pursuant to incentive stock options granted under the Plan, except as contemplated in ARTICLE X, or
(b) expand the persons eligible to receive options under the Plan.

                                   ARTICLE XX

                                      Taxes

      Each optionee shall be solely liable for all taxes and other fees resulting from the grant and/or exercise of options granted under the Plan and disposition of shares acquired pursuant to the exercise of an option.

      Each optionee shall consult with his/her individual tax advisers to determine the possible tax consequences of the grant and/or exercise of options granted under the Plan and the disposition of shares acquired pursuant to the exercise of the an option in his/her personal tax circumstances.

                                   ARTICLE XXI

                         Effectiveness and Term of Plan

      The Plan was adopted on November 11, 1999. The plan will expire and terminate on November 11, 2009. No option may be granted pursuant to the Plan after the termination of the

Plan, however, options outstanding on that date may still be exercised in accordance with the terms of their grant.

                                  ARTICLE XXII

                                  Governing Law

      The Plan and all instruments issued hereunder shall be governed by and interpreted in accordance with the laws of the State of Israel, subject to the provisions of the Code with respect to "incentive stock options" and subject to the provisions of applicable United States securities laws with respect to certain terms used herein.

                                     PROXY

                       ANNUAL MEETING OF SHAREHOLDERS OF

                                  LUMENIS LTD.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Messrs. Arie Genger and Stephen B. Kaplitt and each or any of them, proxies of the undersigned, with full power of substitution to vote all of the shares of Lumenis Ltd., an Israeli corporation (the "Company"), which the undersigned may be entitled to vote at the Annual General Meeting of Shareholders of the Company to be held at 1221 Avenue of the Americas, 26th Floor, New York, NY 10020-1089, on May 27, 2003 at 9:00 a.m. (local time) or at any adjournment or postponement thereof.


      This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominee directors, FOR the nominee Outside Directors, FOR Proposals 3, 4, 5, 6, 7, 8 and 9 and in the discretion of the proxies, with respect to all other matters which may properly come before the meeting and any and all adjournments thereof.


                (Continued and to be signed on the reverse side)

                       ANNUAL MEETING OF SHAREHOLDERS OF

                                  LUMENIS LTD.

                                  May 27, 2003

                           Please date, sign and mail
                             your proxy card in the
                           envelope provided as soon
                                  as possible.

                Please detach and mail in the envelope provided.



--------------------------------------------------------------------------------
  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS IN
               PROPOSALS 1 AND 2 AND "FOR" PROPOSALS 3 THROUGH 9.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
          PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE |X|
--------------------------------------------------------------------------------

1. To elect the following nominees to serve as directors of the Company until the next Annual General Meeting of shareholders:

2. To elect the following nominees to serve as Outside Directors of the Company until the 2006 Annual General Meeting:

                               NOMINEES
|_| FOR ALL NOMINEES           |_| Prof. Jacob A. Frenkel       Director
                               |_| Mr. Arie Genger              Director
|_| WITHHOLD AUTHORITY         |_| Dr. Darrell S. Rigel, M.D.   Director
    FOR ALL NOMINEES           |_| Mr. Sash A. Spencer          Director
                               |_| Mr. Avner Raz                Director
|_| FOR ALL EXCEPT             |_| Mr. Robert A. Mintz          Director
    (See instructions below)   |_| Professor Boleslaw Goldman   Outside Director
                               |_| Mrs. Leslie Eichner          Outside Director

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: |X|

To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that       |_|
changes to the registered name(s) on the account may not be submitted via this method.

                                                                 FOR     AGAINST   ABSTAIN

3.    To appoint the firm of Brightman Almagor & Co., a          |_|       |_|       |_|
      member firm of Deloitte, Touche, Tohmatsu, as the
      Company's independent auditors for fiscal year 2003.

4.    To approve the compensation of the Company's directors     |_|       |_|       |_|
      for serving on the Board of Directors.

5.    To approve the Directors' and Officers' liability          |_|       |_|       |_|
      insurance arrangement.

6.    To permit a majority of the option grants under the        |_|       |_|       |_|
      Israel 2003 Option Plan to be made to officers and
      directors and to ratify and approve the Plan for the
      purpose of its operation in that manner.

7.    To approve the arrangement between the Company and Dr.     |_|       |_|       |_|
      Darrell Rigel, a director of the Company.

8.    To extend the post-termination exercise period for         |_|       |_|       |_|
      options granted under the 1999 Share Option Plan to
      directors and to approve an amendment to Plan for this
      purpose.

9.    To approve the employment terms and compensation of        |_|       |_|       |_|
      Avner Raz as Chief Executive Officer of the Company.

Check here if you plan to attend the meeting |_|

Signature of Shareholder _______________________________ Date: _________________

Signature of Shareholder _______________________________ Date: _________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

                       ANNUAL MEETING OF SHAREHOLDERS OF

                                  LUMENIS LTD.

                                  May 27, 2003

   ***IF YOU WISH TO VOTE BY INTERNET, PLEASE READ THE INSTRUCTIONS BELOW***

                           -------------------------
                           PROXY VOTING INSTRUCTIONS
                           -------------------------

             VOTE BY INTERNET OR MAIL 24 HOURS A DAY, 7 DAYS A WEEK

     If you vote your proxy by internet, you do NOT need to mail back your proxy card.

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.

                                      -OR-

INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your control number available when you access the web page.

COMPANY NUMBER          _________________

ACCOUNT NUMBER          _________________

CONTROL NUMBER          _________________

Internet voting is available through 4 P.M. Eastern Time the business day prior to the Annual Meeting day.

      Your internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

      If voting by mail, please sign your name or names exactly as stenciled hereon. For a joint account, each joint owner should sign. Persons signing in a representative capacity should indicate their capacity.

      Use the internet to vote your proxy. Have your proxy card in hand when you access the web site. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

     Please detach and mail in the envelope provided IF you are not voting via the Internet.


  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS IN
               PROPOSALS 1 AND 2 AND "FOR" PROPOSALS 3 THROUGH 9.
        PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
            PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. To elect the following nominees to serve as directors of the Company until the next Annual General Meeting of shareholders:

2. To elect the following nominees to serve as Outside Directors of the Company until the 2006 Annual General Meeting:

                               NOMINEES

|_| FOR ALL NOMINEES           |_| Prof. Jacob A. Frenkel       Director
                               |_| Mr. Arie Genger              Director
|_| WITHHOLD AUTHORITY         |_| Dr. Darrell S. Rigel, M.D.   Director
    FOR ALL NOMINEES           |_| Mr. Sash A. Spencer          Director
                               |_| Mr. Avner Raz                Director
|_| FOR ALL EXCEPT             |_| Mr. Robert A. Mintz          Director
    (See instructions below)   |_| Professor Boleslaw Goldman   Outside Director
                               |_| Mrs. Leslie Eichner          Outside Director

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark
             "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: |X|

                                                                 FOR     AGAINST   ABSTAIN

3.    To appoint the firm of Brightman Almagor & Co., a          |_|       |_|       |_|
      member firm of Deloitte, Touche, Tohmatsu, as the
      Company's independent auditors for fiscal year 2003.

4.    To approve the compensation of the Company's directors     |_|       |_|       |_|
      for serving on the Board of Directors.

5.    To approve the Directors' and Officers' liability          |_|       |_|       |_|
      insurance arrangement.

6.    To permit a majority of the option grants under the        |_|       |_|       |_|
      Israel 2003 Option Plan to be made to officers and
      directors and to ratify and approve the Plan for the
      purpose of its operation in that manner.

7.    To approve the arrangement between the Company and Dr.     |_|       |_|       |_|
      Darrell Rigel, a director of the Company.

8.    To extend the post-termination exercise period for         |_|       |_|       |_|
      options granted under the 1999 Share Option Plan to
      directors and to approve an amendment to Plan for this
      purpose.

9.    To approve the employment terms and compensation of        |_|       |_|       |_|
      Avner Raz as Chief Executive Officer of the Company.

Check here if you plan to attend the meeting |_|

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Shareholder _______________________________ Date: _________________

Signature of Shareholder _______________________________ Date: _________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.